SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                              ---------------------

                         DATE OF REPORT: AUGUST 18, 2004
                        (Date of earliest event reported)



                            INCENTRA SOLUTIONS, INC.
             (Exact name of Registrant as specified in its charter)


                                     NEVADA
                 (State or other jurisdiction of incorporation)



                  333-16031                         86-0793960
            (Commission File No.)                (I.R.S. Employer
                                                Identification No.)


                               1140 PEARL STREET
                            BOULDER, COLORADO 80302
               (Address of principal executive offices; zip code)

                                 (303) 440-7930
              (Registrant's telephone number, including area code)

                                      N/A
         (Former Name or Former Address, if changed Since Last Report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

Incentra Solutions, Inc. (formerly known as Front Porch Digital, Inc.) filed a Current Report on Form 8-K on August 18, 2004 announcing that it had completed its acquisition of all of the outstanding capital stock of ManagedStorage International, Inc., a Delaware corporation, ("MSI"). The purpose of this amendment is to file various financial statements relating to the MSI business.


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

       Paragraphs (a) and (b) of Item 9, "Financial Statements and Exhibits" is hereby amended to include the following:

       (a)    Financial   Statements   of  Business   Acquired   (ManagedStorage
International, Inc.):

              (1)    Audited Financial Statements:                          PAGE

                     Report of Independent Registered Public Accounting
                     Firm...................................................

                     Consolidated Balance Sheet as of December 31, 2003.....

                     Consolidated Statement of Operations for the year
                     ended December 31, 2003................................

                     Consolidated Statement of Mandatorily Redeemable Preferred Stock for the year ended December 31, 2003...

                     Consolidated Statement of Shareholders' Deficit for
                     the year ended December 31, 2003.......................

                     Consolidated Statement of Cash Flows for
                     the year ended December 31, 2003 ......................

                     Notes to Consolidated Financial Statements.............


              (2) Audited Financial Statements of Business Acquired (ManagedStorage International, Inc.):
                                                                            PAGE
:
                     Independent Auditors Report............................

                     Consolidated Balance Sheets as of December 31,
                     2001 and 2002..........................................

                     Consolidated Statements of Operations for the
                     year ended December 31, 2001 and year ended
                     December 31, 2002......................................

                     Consolidated Statements of Cash Flows for the
                     year ended December 31, 2001 and year ended
                     December 31, 2002......................................

                     Consolidated Statement of Changes in Shareholders' Deficit for the ... year ended December 31, 2001 and year ended December 31, 2002.......................

                     Notes to Financial Statements..........................

              (3)    Unaudited Financial Statements:                        PAGE

                     Condensed Consolidated Balance Sheet as of June 30,
                     2004 (Unaudited).......................................

                     Condensed Consolidated Statements of Operations for the
                     six months ended June 30, 2004 and 2003 (Unaudited)....

                     Condensed Consolidated Statements of Cash Flows for the the six months ended June 30, 2004 and 2003
                     (Unaudited)............................................

                     Notes to Condensed Consolidated Financial
                     Statements (Unaudited).................................

       (b)    Pro Forma Financial Information (Unaudited) ..................

                     Pro Forma Condensed Consolidated Balance Sheet
                     as of June 30, 2004 (Unaudited)........................

                     Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003
                     (Unaudited)............................................

                     Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2004
                     (Unaudited)............................................

                     Notes to Pro Forma Condensed Consolidated
                     Financial Information (Unaudited)......................

       (c)    Exhibits .....................................................

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM






The Board of Directors and Stockholder
ManagedStorage International, Inc.:



We have audited the accompanying consolidated balance sheet of ManagedStorage International, Inc. and subsidiaries as of December 31, 2003 and the related consolidated statements of operations, mandatorily redeemable preferred stock, shareholders' deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ManagedStorage International, Inc. and subsidiaries as of December 31, 2003 and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.



                                                       /s/ KPMG LLP

Denver, Colorado
October 29, 2004

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                           Consolidated Balance Sheet
                                December 31, 2003
                                     ASSETS

Current assets:
 Cash and cash equivalents                                          $  2,201,192
 Short-term investments                                                3,793,099
 Accounts receivable, net of allowance for doubtful
   accounts of $199,493                                                1,343,177
 Accounts receivable - related party                                      40,269
 Note receivable - Front Porch Digital, Inc., including
   interest receivable of $13,666                                        263,666
 Prepaid expenses                                                        160,817
 Other current assets                                                    518,389
                                                                    ------------
                                                                       8,320,609
                                                                    ------------
Restricted cash                                                           79,410
Property and equipment, net                                            2,784,434
Investment in Front Porch Digital, Inc. and related goodwill             592,381
Intangible assets, net                                                 1,670,863
Other assets                                                             115,864
                                                                    ------------
                                                                       5,242,952
                                                                    ------------
                                                                    $ 13,563,561
                                                                    ============

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                           Consolidated Balance Sheet
                                December 31, 2003
            LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK, AND
                              SHAREHOLDERS' DEFICIT

Current liabilities:
 Accounts payable                                               $       657,945
 Accrued and other current liabilities                                1,074,770
 Deferred revenue, current portion                                      950,017
 Capital leases payable, net of discount of $15,285                     534,891
                                                                ---------------
                                                                      3,217,623
Capital leases payable, less current portion, net of
   discount of $6,368                                                   128,739
Deferred revenue                                                        292,045
Other long-term liabilities                                              47,201
Series C redeemable preferred stock, par value $0.01
  (liquidation preference of $24,253,747):
 Authorized shares - 24,500 shares. Issued and
  outstanding - 22,104 shares                                        19,326,402
                                                                ---------------
                                                                     23,012,010
                                                                ---------------
Mandatorily redeemable preferred stock:
 Series A redeemable preferred stock, par value
   $0.01 per share (liquidation preference of $5,000,000):
   Authorized, issued, and outstanding - 50,000 shares                5,000,000
 Series B convertible preferred stock, par value
   $0.01 per share (liquidation preference of $8,681,918):
   Authorized, issued, and outstanding - 650,000 shares               8,587,011
                                                                ---------------
                                                                     13,587,011
                                                                ---------------
Shareholders' equity (deficit):
 Class A common stock, par value $.0001 per share:
   Authorized shares - 100,000,000 shares. Issued and
   outstanding - 62,844,070                                               6,284
 Warrants                                                               181,223
 Deferred compensation                                                 (362,140)
 Additional paid-in capital                                          85,119,655
 Accumulated deficit                                               (107,980,482)
                                                                ---------------
                                                                    (23,035,460)
                                                                ---------------

                                                                $    13,563,561
                                                                ===============

See accompanying notes to consolidated financial statements.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                      Consolidated Statement of Operations
                          Year ended December 31, 2003

Revenues:
    Storage revenues                                             $    9,810,741
                                                                 --------------
        Total revenues                                                9,810,741
                                                                 --------------
Costs and expenses:
    Cost of storage revenues                                          6,951,781
    Sales and marketing expenses                                      3,105,638
    General and administrative expenses                               7,547,401
    Impairment of goodwill related to equity method investment          692,098
                                                                 --------------
        Total costs and expenses                                     18,296,918
                                                                 --------------
        Loss from operations                                         (8,486,177)
                                                                 --------------
Other income (expense):
    Interest income                                                      39,167
    Interest expense                                                 (2,225,443)
    Share of losses of Front Porch Digital, Inc., an
        equity-method investee                                         (636,185)
    Other investment income                                              48,529
    Gain from early extinguishment of debt                               20,826
    Other income                                                        247,912
                                                                 --------------
        Total other income (expense)                                 (2,505,194)
                                                                 --------------
        Net loss before amounts attributable to
            common shareholders                                     (10,991,371)
                                                                 --------------
Amounts allocable to common shareholders:
    Dividends on mandatorily redeemable preferred stock              (1,647,669)
    Accretion of mandatorily redeemable preferred stock
      to redemption amount                                              (96,236)
                                                                 --------------
        Total amounts allocable to common shareholders               (1,743,905)
                                                                 --------------
        Net loss allocable to common shareholders                $  (12,735,276)
                                                                 ==============
Net loss allocable to common shareholders per weighted
    average common share outstanding - basic and diluted         $        (0.21)
                                                                 ==============
Weighted average common shares outstanding - basic and diluted       61,062,235
                                                                 ==============

See accompanying notes to consolidated financial statements.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
        Consolidated Statement of Mandatorily Redeemable Preferred Stock
                          Year ended December 31, 2003

                                                                  "NEW" SERIES PREFERRED
                                        ----------------------------------------------------------------------------
                                          SERIES A REDEEMABLE    SERIES B CONVERTIBLE      SERIES C REDEEMABLE
                                            PREFERRED STOCK        PREFERRED STOCK           PREFERRED STOCK
                                        ----------------------------------------------------------------------------
                                          SHARES      AMOUNT      SHARES      AMOUNT      SHARES       AMOUNT           TOTAL
                                        -------------------------------------------------------------------------------------------
Balance at December 31, 2002              50,000     $5,000,000  650,000     $7,955,122                                 $12,955,122
Issuance of mandatorily redeemable
  Series C preferred stock for cash of
  $12,858,817 and the conversion of
  $4,760,000 of principal amount and
  $85,811 of related interest of
  notes payable                               --                                           22,104       $17,704,628     $17,704,628
Series C offering costs                       --                                                          ($626,113)      ($626,113)
Issuance of mandatorily redeemable
  Series C preferred stock in
  asset acquisition                           --                                              333           $33,283         $33,283
Repurchase of mandatorily redeemable
  Series C preferred stock                    --                                             (333)         ($33,283)       ($33,283)
Estimated fair value of warrants to
  purchase Class A common stock and
  Series C redeemable preferred stock
  issued in exchange for services
  rendered in the Series C Offering           --                                                          ($126,637)      ($126,637)
Accretion of mandatorily redeemable
  preferred stock to redemption amount        --                                $31,889                     $64,347         $96,236
Accrual of dividends on redeemable
  preferred stock                             --                               $600,000                  $1,047,669      $1,647,669
Reclassification of mandatorily
  redeemable Series C preferred stock
  to liabilities upon adoption of
  SFAS No. 150 effective July 1, 2003         --                                          (22,104)     ($18,063,894)   ($18,063,894)
                                        -------------------------------------------------------------------------------------------
Balance at December 31, 2003              50,000     $5,000,000  650,000     $8,587,011        --               $--     $13,587,011
                                        ===========================================================================================

See accompanying notes to consolidated financial statements.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                 Consolidated Statement of Shareholders' Deficit
                          Year ended December 31, 2003


                                                                        SERIES C
                                                               CLASS A   REDEEM.
                                           CLASS A COMMON       COMMON    PREF.             ADDITIONAL
                                       -----------------------  STOCK    STOCK    DEFERRED   PAID-IN        ACCUM.
                                            SHARES   AMOUNT   WARRANTS  WARRANTS    COMP.    CAPITAL       DEFICIT          TOTAL
                                       ---------------------------------------------------------------------------------------------
Balance at December 31, 2002                204,513     $20         --       --        --   81,082,587   (96,989,111)   (15,906,504)
Accretion of mandatorily redeemable
  preferred stock                                --      $0         --       --        --      (96,235)           --        (96,235)
Dividends on redeemable preferred stock          --      $0         --       --        --   (1,647,669)           --     (1,647,669)
Issuance of Class A common stock for
  cash of $3,214,704 and the
  conversion of $1,190,000 of
  principal amount and $21,453 of
  related interest of notes payable      53,726,228  $5,373         --       --        --    4,420,784            --      4,426,157
Issuance of Class A common stock to
  induce conversion of notes payable
  in the Series C redeemable preferred
  and Class A common stock financing      8,774,999    $878         --       --        --      876,622            --        877,500
Class A common stock offering costs              --      $0         --       --        --     (156,528)           --       (156,528)
Issuance of restricted Class A common
  stock for cash                             93,702      $9         --       --        --          460            --            469
Exercise of stock options                    49,828      $5         --       --        --          735            --            740
Repurchase of nonvested restricted
  Class A common stock                       (5,200)    ($1)        --       --        --           --            --             (1)
Estimated fair value of warrants
  issued to purchase Series C
  mandatorily redeemable preferred
  stock in exchange for the equipment
  lease facility                                 --      $0         --   22,927        --           --            --         22,927
Estimated fair value of warrants
  issued to purchase Class A common
  stock and Series C mandatorily
  redeemable preferred stock in
  exchange for services in the
  Series C financing                             --      $0     65,571   92,725        --      (31,659)           --        126,637
Deferred compensation related to
  grants of options to employees to
  purchase common stock                          --      $0         --       --  (670,558)     670,558            --             --
Amortization of deferred compensation            --      $0         --       --   308,418           --            --        308,418
Net loss before amounts allocable to
  common Shareholders                            --      $0         --       --        --           --   (10,991,371)   (10,991,371)
                                       ---------------------------------------------------------------------------------------------
Balance at December 31, 2003             62,844,070  $6,284     65,571  115,652   (362,140)  85,119,655  (107,980,482)  (23,035,460)
                                       =============================================================================================

See accompanying notes to consolidated financial statements.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                      Consolidated Statement of Cash Flows
                          Year ended December 31, 2003

Cash flows from operating activities:
   Net loss                                                        ($10,991,371)
     Adjustments to reconcile net loss to net cash used
       in operating activities:
     Depreciation                                                     2,337,524
     Amortization of intangible assets                                  928,851
     Amortization of noncash loan discount                                1,274
     Stock-based compensation                                           308,418
     Interest expense paid with common stock                            877,500
     Noncash interest expense on converted notes                         14,191
     Noncash interest expense on Series C mandatorily
       redeemable preferred stock liability                           1,262,508
     Share of losses of Front Porch Digital, Inc. and
       related impairment of goodwill                                 1,328,283
     Gain on disposal of assets                                         (15,868)
     Noncash interest income on note receivable                         (13,666)
     Bad debt expense                                                   266,387
     Gain from early extinguishments of debt                            (20,826)
     Changes in operating assets and liabilities:
        Accounts and other receivables                                 (967,544)
        Other current assets                                            (93,226)
        Prepaid expenses                                                 16,211
        Other assets                                                     15,687
        Accounts payable                                               (286,417)
        Accrued liabilities                                              34,523
        Deferred revenue                                                831,790
        Other liabilities                                                (9,518)
                                                                   ------------
                                                                     (4,175,289)
                                                                   ------------
Cash flows from investing activities:
  Purchase of property and equipment                                 (2,103,746)
  Capitalized software development costs                              (320,414)
  Proceeds from sale of property and equipment                          267,902
  Purchase of intangible assets                                      (2,349,714)
  Net change in restricted cash                                            (648)
  Issuance of note receivable from Front Porch Digital                 (250,000)
  Purchases of short-term investments                                (5,300,000)
  Maturity of short-term investments                                  1,506,901
                                                                   ------------
                                                                     (8,549,719)
                                                                   ------------

Cash flows from financing activities:
  Cash proceeds from issuance of redeemable preferred stock          12,858,817
  Proceeds from issuance of common stock                              3,214,704
  Redeemable preferred stock and Class A common stock
    offering costs                                                     (782,641)
  Payments on capital leases                                           (446,372)
  Proceeds from exercise of stock options and purchase of
    restricted stock                                                      1,208
                                                                   ------------
                                                                     14,845,716
                                                                   ------------
                                                                      2,120,708
Cash and cash equivalents at beginning of year                           80,484
                                                                   ------------
Cash and cash equivalents at end of year                           $  2,201,192
                                                                   ============

Supplemental disclosures of cash flow information:
  Cash paid during the year for interest                           $     72,789
Supplemental disclosures of noncash financing activities:
  Deferred compensation for options granted at less
    than fair value                                                $    670,558
  Redeemable preferred stock issued for discount on
    capital lease obligation                                       $     22,927
  Redeemable preferred stock warrants and common stock warrants
    issued for financing costs                                     $    158,296
  Notes payable and accrued interest converted to preferred
    and common stock                                               $  6,057,264
  Capital lease obligations incurred in connection with the
    purchase of property and equipment                             $    654,852
  Purchases of property and equipment included in accounts payable $    215,715

See accompanying notes to consolidated financial statements.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


(1)    ORGANIZATION

       ManagedStorage International, Inc. (the Company or MSI) was incorporated on March 7, 2000 as a data-storage service provider specializing in storage design, implementation and operation services, and content management services throughout the United States and Europe.

       The Company had no business operations until March 29, 2000, when Storage Technology Corporation (StorageTek) contributed various assets, contracts, and employees in exchange for common stock and mandatorily redeemable Old Series B preferred stock. At formation, Great Hill
       Partners, L.P. funded $10,000,000 in exchange for common stock and mandatorily redeemable Old Series A preferred stock.

       The Company has entered into three recapitalization and stock purchase agreements with the Company's investors on August 9, 2000, January 11, 2002, and January 10, 2003. See note 4 and note 13 for further discussion on the equity structure of the Company.

       On January 10, 2003, MSI acquired an existing customer base and infrastructure assets from Sanrise Group, Inc. See note 18 for an additional discussion of the asset acquisition.

       On August 18, 2004, Front Porch Digital, Inc. (FPDI) acquired MSI in a merger transaction. As a result of the merger, MSI will operate as a wholly owned subsidiary of FPDI.

       At December 31, 2003, the consolidated  entity consists of ManagedStorage
       International,   Inc.,   and  its wholly  owned   subsidiaries   Seabrook
       Technologies, Inc. and ManagedStorage International Canada, Inc.

       RISKS AND UNCERTAINTIES

       The Company is subject to various risks and uncertainties frequently encountered by companies in the early stages of development, particularly companies in the rapidly evolving market for technology-based products and services. Such risks and uncertainties include, but are not limited to, its limited operating history, need for additional capital, a volatile business and technological environment, an evolving business model, and the management of expected growth. To address these risks, the Company must, among other things, gain access to capital in amounts and on terms acceptable to it, maintain and increase its customer base, implement and successfully execute its business strategy, continue to enhance its technology, provide superior customer service, and attract, retain, and motivate qualified personnel. There can be no guarantee that the Company will be successful in addressing such risks.

       The Company has incurred substantial operating losses and has a net capital deficiency. Management of the Company intends to fund these deficiencies by utilizing its existing cash and cash equivalents, and increasing cash flows from its business operations. Realization of the Company's investment in property and equipment and other long-lived assets is dependent upon achieving positive operating cash flows. If the Company does not achieve and maintain such positive operating cash flows, its long-lived assets could be considered impaired resulting in a significant charge against earnings.

       The Company's 2004 operating plan and execution thereof is focused on increasing revenue, controlling costs, and conserving cash, however, there is no guarantee that the Company will be able to meet the operational and financial requirements of its operating plan. The Company

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


       cannot predict with certainty the expected revenue, gross profit margin, net loss, and/or usage of cash and cash equivalents. However, the
       Company's management believes that the Company's cash and cash equivalents and working capital provide adequate capital resources to fund its operations, 2004 debt repayments, and working capital needs at least through December 31, 2004.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    BASIS OF PRESENTATION

              The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

       (b)    USE OF ESTIMATES

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company has recorded transactions that include the issuance of options and warrants to purchase shares of the Company's preferred and common stock. The accounting for such securities is based upon fair values of the Company's equity securities and other valuation criteria that were determined by management and the board of directors. The Company believes these estimates of fair value are reasonable. Other significant estimates made by management include those related to fair values of acquired intellectual property, and the establishment of reserves for estimates of uncollectible accounts receivable.

       (c)    CASH AND CASH EQUIVALENTS

              The Company considers all highly liquid investments purchased with
              an  original   maturity  of  three  months  or  less  to  be  cash
              equivalents.

       (d)    RESTRICTED CASH

              The Company has restricted cash of $79,410 at December 31, 2003, which secures a letter of credit securing a lease for the corporate headquarter premises. See note 11 for further discussion of the letter of credit.

       (e)    SHORT-TERM INVESTMENTS

              At  December  31,  2003,   short-term   investments  consisted  of
              certificates of deposits with original maturities greater than three months but less than one year. All such investments are carried at amortized cost, which approximates fair value.

       (f)    PROPERTY AND EQUIPMENT

              Property and equipment, if acquired at the formation date or through the 2003 Sanrise acquisition, have been recorded at the estimated fair value at that time. Otherwise, all other property and equipment has been recorded at cost. Property and equipment are depreciated on a straight-line basis over their respective estimated useful lives ranging

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


              from two to five years. Equipment recorded under capital leases and leasehold improvements is amortized using the straight-line method over the shorter of the respective lease term or estimated useful life of the asset.

       (g)    INTANGIBLE ASSETS

              Intangible assets reflects the estimated fair value of the Sanrise customer base acquired on January 10, 2003 and payments made to Storage Networks International on December 31, 2002 for customer relationships, and are being amortized over 36 months and 18 months, respectively.

       (h)    IMPAIRMENT OF LONG-LIVED ASSETS

              In accordance  with  Statement of Financial  Accounting  Standards
              (SFAS) No. 144, ACCOUNTING FOR DISPOSAL OF LONG-LIVED ASSETS (SFAS
              144), the Company reviews the carrying value of long-lived In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, ACCOUNTING FOR THE IMPAIRMENT OR assets, including property and equipment and amortizable intangible assets, to determine whether there are any indications of impairment. Impairment of long-lived assets is assessed by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset. If the assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

       (i)    INVESTMENT IN FRONT PORCH DIGITAL, INC. AND RELATED GOODWILL

              The Company's investment in the common stock and warrants of FPDI is accounted for by the equity method. The excess of the estimated fair value of Front Porch Digital, Inc. common stock and warrants over the Company's share of FPDI's net assets at the acquisition date was recognized as goodwill, and in accordance with SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, is not being amortized. The Company reviews such goodwill for impairment, and recognizes a loss when there is a loss in value in the equity method investment which is other than a temporary decline. In 2003, due to a substantial decrease in the indicated value of FPDI, and due to FPDI's continuing losses, the Company recorded an impairment of $692,098.

       (j)    INCOME TAXES

              Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


       (k)    REVENUE RECOGNITION

              Revenue is recognized when all of the following criteria are met: persuasive evidence of an agreement exists, delivery has occurred or services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. Revenues from storage services are recognized at the time the services are provided and are billed on a monthly basis. Fees received for up-front implementation services are deferred and recognized over the term of the arrangement. Deferred revenue is recorded for billings sent to or paid by customers for which the Company has not yet performed the related services.

       (l)    ADVERTISING EXPENSES

              All advertising and promotion costs are expensed as incurred. Total advertising expenses incurred were $270,964 for the year ended December 31, 2003.

       (m)    SOFTWARE DEVELOPMENT COSTS

              The Company's Gridworks software product is used internally as the basis for providing services to the Company's customers and is also marketed separately as a stand-alone product. The Company accounts for costs related to software developed for internal use and marketed for external use in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. As required by SFAS No. 86, qualifying software development cost incurred subsequent to the establishment of technological feasibility are capitalized. Cost incurred prior to the establishment of technological feasibility are expensed as incurred. The Company capitalizes costs related to significant enhancements. Capitalization ceases when the product or enhancement is available for general release. For the year ended December 31, 2003, capitalized software development costs totaled $320,414. The capitalized portion of these costs is amortized based on current and future revenue for the product with an annual minimum equal to the straight-line amortization over the estimated life of three years. Research and development costs are expensed as incurred.

       (n)    COST OF STORAGE REVENUES

              Cost of storage revenues consists primarily of direct labor, depreciation, amortization, third-party royalties and licenses, and facilities costs.

       (o)    PER SHARE DATA

              The Company reports its earnings (loss) per share in accordance with Statement of Financial Accounting Standards No. 128, ACCOUNTING FOR EARNINGS PER SHARE (SFAS 128). Basic loss per share is calculated using the net loss allocable to common shareholders divided by the weighted average common shares outstanding during the period. Due to the Company's net loss, shares from the assumed conversion of outstanding warrants, options and convertible preferred stock have been omitted from the computations of diluted loss per share for the year ended December 31, 2003 because the effect would be antidilutive.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


       (p)    STOCK-BASED COMPENSATION

              The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations, including FASB Interpretation No. 44 (FIN 44), ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION, AN INTERPRETATION OF APB OPINION NO. 25, to account for its fixed-plan stock options. Under this method, compensation expense is generally recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. FASB Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION and FASB Statement No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE, AN AMENDMENT OF FASB STATEMENT NO. 123, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As permitted by existing accounting standards, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted only the disclosure requirements of Statement 123, as amended. The following table illustrates the effect on net loss if the fair value-based method had been applied to all outstanding and unvested awards in the period at December 31, 2003.

              Net loss, before amounts attributable to
                common shareholders as reported                  $  (10,991,371)
              Add stock-based employee compensation expense
                included in reported net loss, net of tax               308,418
              Deduct total stock-based employee compensation
                expense determined under fair value-based
                method for all awards, net of tax                      (321,847)
                                                                 --------------
                        Pro forma net loss                       $  (11,004,800)
                                                                 ==============
              Net loss per weighted average common share
                outstanding - basic and diluted - pro forma      $        (0.21)
                                                                 ==============

              Net loss per weighted average common share
                outstanding - basic and diluted - as reported    $        (0.21)
                                                                 ==============

              Pro forma information related to fair value for options granted in 2003 was determined at the date of grant using the minimum value method with the following weighted average assumptions:

                  Risk-free interest rate                                  3.91%
                  Expected dividend yield                                  0.00%
                  Expected lives                                        10 years
                  Volatility                                              0.001%

              The weighted average fair value of options granted during 2003 was $0.09. For purposes of pro forma disclosures, the estimated fair value of the options was amortized to expense over the vesting period of the related option. Previously recognized compensation expense for forfeited options is included as a reduction of compensation expense in the period of forfeiture.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


              Option valuation models such as the minimum value method described above require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of the Company's employee stock options.

       (q)    FINANCIAL INSTRUMENTS

              Carrying amounts of financial instruments held by the Company, which include cash equivalents, restricted cash, short-term investments, accounts receivable, and accounts payable, approximate fair value due to their short duration. The carrying amount of the Series C preferred stock liability approximates its estimated fair value based upon the specific attributes of the security and expected market returns for similar securities.

       (r)    CONCENTRATIONS OF CREDIT RISK

              Services provided to three customers who individually represent greater than 10% of revenue totaled 66% of revenues for the year ended December 31, 2003. Accounts receivable from these customers were $699,704 (52%) as of December 31, 2003. The Company records a provision for doubtful accounts for all receivables not expected to be collected and generally does not require collateral. The Company evaluates the collectibility of accounts receivable based on a combination of factors. In circumstances when the Company is aware of a specific customer's inability to meet its financial obligations (e.g., bankruptcy filings), the Company records a specific reserve for bad debts against amounts due. For all other instances, the Company recognizes reserves based on historical experience and review of the individual accounts outstanding.

       (s)    RECENTLY ISSUED OR PROPOSED ACCOUNTING PRONOUNCEMENTS

              On March 31, 2004, the FASB issued a proposed Statement, "Share-Based Payment", which addresses the accounting for share-based payment transactions. The proposed Statement would eliminate the ability to account for share-based compensation transactions using APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and generally would require instead that such transactions be accounted and recognized in the statement of income based on their fair value. The FASB recently announced that the final standard will be effective for public companies for fiscal periods beginning after June 15, 2005. The proposed final standard offers the Company alternative methods of adopting this final rule. At the present time, the Company has not yet determined which alternative method it will use and the impact on operation results.

(3)    DIVESTITURE OF MANAGEDSTORAGE INTERNATIONAL FRANCE

       On July 31, 2002, the Company entered into a stock and asset purchase agreement with FPDI to sell all of the outstanding shares of capital stock of ManagedStorage International France. Initial consideration was 5,000,000 shares of FPDI common stock, 1,750,000 warrants to purchase FPDI common stock at a price of $2.00 per share, and 1,750,000 warrants to purchase FPDI common stock at a price of $4.00 per share. The warrants are exercisable immediately and expire on July 31, 2012. The common stock was subject to a lock-up agreement with FPDI whereby, subject to certain exceptions, the Company was unable to sell or otherwise dispose of it prior to July 31, 2003. The agreement has an earn-out provision payable in common stock of FPDI. As of December 31, 2002,

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


       the earn-out criteria had been fully met and the Company received an additional 2,500,000 shares of FPDI common stock in complete fulfillment of the earn-out arrangement. The Company accounts for its investment in FPDI common stock using the equity method. In addition, the Company has identified an element of goodwill in such investment. During 2003, the Company recorded equity losses on the investment of $636,185, and recorded an impairment loss of the related goodwill of $692,098.

(4)    RECAPITALIZATION AND STOCK PURCHASE AGREEMENTS

       In January 2003 and May 2003, the Company entered into a securities purchase agreement with certain existing investors and new investors. Pursuant to this agreement, the Company issued 22,104 shares of Series C mandatorily redeemable preferred stock (New Series C) and 62,501,227 shares of Class A common stock. In connection with this securities sale, the Company also issued warrants for the purchase of 270 shares of New Series C and 656,267 shares of Class A common stock. The warrants for the purchase of the New Series C and the Class A common stock are exercisable for $1,000 and $.001, respectively, for a period of 5 years from the date of the securities purchase agreement.

       Proceeds and cost of the sale of the Class A common stock and the New Series C were allocated to each class of stock based on relative fair values on the date of the financing. The New Series C is nonvoting, has a par value of $0.01 per share, accrues a dividend of $100 per share per annum, has a $1,000 per share liquidation preference, and is redeemable January 9, 2008. The purchase price of the New Series C was $800 per share. The Series C proceeds were $17,704,628 and consisted of cash of $12,858,817 and the conversion of a note payable with a $4,760,000 principal amount and $85,811 of related interest. Cash costs of the financing were $626,113 and noncash cost of financing were warrants with an estimated value of $126,637.

       The purchase price of the Class A common stock was $0.10 per share. A total of 53,726,228 shares of the Class A common stock was issued for total proceeds consisting of $3,214,704 cash and the conversion of a note payable with $1,190,000 principal amount and $21,453 of related interest. The remaining 8,774,999 shares of Class A common stock were issued as an inducement to convert the notes payable. Interest expense in the amount of $877,500 was recorded in connection with the conversion based on an estimated fair value of the common stock of $0.10.

       The Company was granted an irrevocable right and option (the "Call Right") to purchase all of the shares of Class A common stock issued to each investor pursuant to the purchase agreement dated January 10, 2003 and any other shares of stock issued or issuable with respect thereto (the "Call Shares") upon or in connection with a liquidation event or the redemption of the New Series C shares. The call price to be paid by the Company to each Investor to exercise the Call Right with respect to such Investor's Call Shares shall be an amount equal to the product of (i) $1,000, multiplied by (ii) the quotient of (X) the total number of Call Shares then held by such Investor, divided by (Y) the total number of Call Shares then outstanding.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


(5)    CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

       The Company's cash equivalents and short-term investments consist of the following as of December 31, 2003:

       Cash equivalents:
         Operating cash accounts                                    $     99,327
         Shares of money market mutual funds                             203,119
         Certificates of deposit with banks                            1,898,746
                                                                    ------------
               Total cash equivalents                                  2,201,192
                                                                    ------------
       Short-term investments:
         Certificates of deposit with banks                            3,793,099
                                                                    ------------
               Total short-term investments                            3,793,099
                                                                    ------------
               Total cash equivalents and short-term investments    $  5,994,291
                                                                    ============

(6)    PROPERTY AND EQUIPMENT

       Property and equipment consists of the following items as of December 31, 2003:

       Storage equipment                                           $  3,162,759
       Storage software                                               2,916,737
       Lab equipment and software                                       374,802
       Furniture, fixtures, and office equipment                      1,743,855
       Leasehold improvements                                            17,149
                                                                   ------------
                                                                      8,215,302
       Less accumulated depreciation                                 (5,430,868)
                                                                   ------------
               Property and equipment, net                         $  2,784,434
                                                                   ============

       Depreciation expense for the year ended December 31, 2003 was $2,337,524.

       Included in the balances above is property and equipment under capital lease with a cost of $955,480 and accumulated depreciation of $330,041 at December 31, 2003.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


(7)    INTANGIBLE ASSETS

       Intangible assets consists of the following items as of December 31, 2003:

                Acquired customer contracts              $ 2,349,714
                Acquired customer list                       250,000
                                                         -----------
                                                           2,599,714
                Less accumulated amortization               (928,851)
                                                         -----------
                Intangible assets, net                   $ 1,670,863
                                                         ===========

       Amortization expense for the year ended December 31, 2003 was $928,851. Future amortization expense is as follows:

                Year ending December 31:
                  2004                                   $   866,571
                  2005                                       783,238
                  2006                                        21,054
                                                         -----------
                                                         $ 1,670,863
                                                         ===========

(8)    INVESTMENTS IN FRONT PORCH DIGITAL, INC. AND RELATED GOODWILL

       As discussed above, the Company received common stock and warrants to purchase common stock of FPDI as consideration for the sale of MSI France. This investment is accounted for under the equity method, as the common stock ownership percentage represented by the Company's FPDI holdings was approximately 18% at December 31, 2003. The Company's investment in FPDI common stock and warrants has been reduced by the Company's share of FPDI losses and impairments of the related goodwill. The balance of $592,381 as of December 31, 2003 represents unimpaired goodwill.

       Based on closing prices, the market value of the common stock of FPDI held by the Company was $900,000 at December 31, 2003. Unaudited summary financial information for FPDI as of and for the year ended December 31, 2003, as derived from FPDI's Annual Report on Form 10-KSB, are as follows:

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


                 Financial position:
                   Current assets                         $ 1,562,335
                   Other assets                             1,252,439
                                                          -----------
                               Total assets                 2,814,774
                                                          -----------
                 Current liabilities                        3,885,483
                 Long-term debt                               372,318
                                                          -----------
                               Total liabilities            4,257,801
                                                          -----------
                 Stockholders' (deficit) equity           $(1,443,027)
                                                          ===========
                 Operations:
                   Sales                                  $ 2,921,755
                                                          ===========
                   Operating loss                         $(2,819,805)
                                                          ===========
                   Net loss                               $(7,386,251)
                                                          ===========

(9)    ASSET IMPAIRMENT

       The Company evaluated the ongoing value of its equipment and intangible assets and determined that no impairment exists as of December 31, 2003. The Company recorded an impairment loss of $692,098 for the year ended December 31, 2003 related to its investment in FPDI common stock and warrants.

(10)   ACCRUED AND OTHER CURRENT LIABILITIES

       Accrued and other current liabilities consist of the following as of December 31, 2003:

                 Wages, benefits, and payroll taxes       $   448,160
                 Contract labor                                    --
                 Professional service fees                    333,793
                 Equipment maintenance                         36,504
                 Co-location fees                                  --
                 Estimated property tax liability             189,017
                 Other accrued liabilities                     67,296
                                                          -----------
                                                          $ 1,074,770
                                                          ===========

(11)   COMMITMENTS AND CONTINGENCIES

       The Company has employment agreements with certain executives that provide for up to one year of salary upon termination with the Company.

       The Company leases facilities and equipment under noncancelable capital and operating leases. Rental expense relating to operating leases was $492,901 for the year ended December 31, 2003. Certain of the operating lease agreements have renewal provisions, which range from month-to-month to 24-month terms.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


       A letter of credit was entered into as additional security for an operating lease due to the limited cash resources of the Company at the time the lease was signed. The agreement requires a letter of credit in decreasing amounts through the expiration of the lease on September 30, 2007. The letter of credit expires on April 1st of every year and is automatically extended without written amendment every year and would be used to pay rent on the corporate headquarters facility if the Company were unable to make the monthly rent payments. At December 31, 2003, the amount of the letter of credit is $79,410. The letter of credit is secured by restricted cash in the same amount.

       Future minimum lease payments as of December 31, 2003 follows:

                                                        CAPITAL       OPERATING
                                                         LEASES         LEASES
                                                      -----------    -----------
    Year ending December 31:
      2004                                            $   598,878        362,723
      2005                                                139,274        161,070
      2006                                                     --        158,065
      2007                                                     --        105,376
                                                      -----------    -----------
            Total minimum lease payments                  738,152    $   787,234
                                                                     ===========
    Less amounts representing interest                    (52,869)
                                                      -----------
            Present value of minimum lease payments       685,283
    Less current portion                                 (550,176)
                                                      -----------
            Capital lease obligations, long-term      $   135,107
                                                      ===========

(12)   DEBT FINANCING

       On November 20, 2003, the Company entered into a capital lease line of credit agreement for $1,500,000 with a third-party lender. The term of the agreement is for term leases ranging from 12 to 18 months. The Company drew $654,853 on the line in November 2003. The interest rate on the line ranges from 10.514% to 10.731%. In 2004, an additional $815,654 was utilized and $29,493 of the line expired unused.

(13)   MANDATORILY REDEEMABLE PREFERRED STOCK AND COMMON STOCK

       The Company's authorized capital stock at December 31, 2003 consists of the following:

       (a)    MANDATORILY REDEEMABLE PREFERRED STOCK

              The Company has issued three classes of mandatorily redeemable preferred stock: Series A mandatorily redeemable preferred stock (New Series A), Series B mandatorily redeemable, convertible preferred stock (New Series B), and New Series C as of December 31, 2003.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


              SERIES A MANDATORILY REDEEMABLE PREFERRED STOCK

              The Company authorized and issued 50,000 shares of New Series A as part of the Recapitalization discussed in note 4. New Series A does not have voting rights and the holders are not entitled to receive dividends on the shares. However, on January 11, 2007, the fifth anniversary of the issuance of the stock, a cumulative dividend of $10.00 (adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like with respect to such share) per share per year may be paid, if approved by the board of directors. After January 11, 2007, dividends shall accrue daily in arrears and be compounded annually, whether or not such dividends are declared by the board of directors or paid. This cumulative dividend is subordinate to dividends paid on the New Series B and New Series C.

              Upon liquidation of the Company, each holder of outstanding shares of New Series A shall be entitled to be paid in cash, after the prior payment in full of the New Series C and New Series B
              Liquidation Preference Amounts and of any amount payable upon a liquidation event to the holders of any other class or series of capital stock ranking on liquidation senior to the New Series A and before any amount shall be paid or distributed to holders of Class A Common Stock or to holders of any other class or series of capital stock ranking on liquidation junior to the New Series A, an amount per share of New Series A equal to (i) $100, plus (ii) an amount equal to all accumulated but unpaid dividends on such share of New Series A. If the amounts available for distribution by the Company to the holders of the New Series A upon a liquidation event are not sufficient to pay the aggregate New Series A Liquidation Preference Amount due to such holders, such holders of the New Series A shall share ratably in any distribution in proportion to the full respective preferential amount to which they are entitled.

              The New Series A is  automatically  redeemable upon the earlier of
              (a) the date upon which the holders of the Series B convertible preferred stock have received cash and/or equity securities that can be immediately resold to the public or (b) the date following the end of any period of 60 consecutive trading days, beginning after the trading day which is 180 days following the closing of an initial public offering. The Company may elect at its option to redeem in cash all of the outstanding securities of New Series A at any time, with 15-day written notice, at the New Series A liquidation preference amount.

              In the case of an Insider Down Round, as defined, each New Series A Holder shall be entitled to receive, without payment of any further consideration, an aggregate number of shares of Class A Common Stock equal to the difference between (i) the product of
              (A) the number of shares of Class A Common Stock held by such New Series A Holder immediately prior to the Insider Down Round and
              (B) a fraction, the numerator of which is the Conversion Price of the New Series B prior to the Insider Down Round and the denominator of which is the Conversion Price of the New Series B after the Insider Down Round and (ii) the number of shares of Class A Common Stock held by such New Series A Holder immediately prior to the Insider Down Round.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


              SERIES B MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

              The Company has authorized and issued 650,000 shares of New Series B as part of the Recapitalization discussed in note 4. Each share of New Series B has voting privileges equal to the number of shares of Class A common stock into which such share of New Series B is convertible pursuant to the conversion terms of the agreement. The New Series B accrues a dividend of $0.923077 per share per year (adjusted for subsequent stock cumulative dividends, stock splits, combinations, recapitalizations or the like with respect to such share).

              In a liquidating event, each holder of the New Series B shall be entitled to be paid in cash, after the prior payment in full to the holders of outstanding shares of New Series C of the New Series C Liquidation Preference Amount and before any amount shall be paid or distributed to holders of any class or series of stock ranking on liquidation junior to the New Series B an amount per share equal to (a) $11.5384615 (New Series B original issue price) plus (b) an amount equal to all accumulated but unpaid dividends on shares of Series B convertible preferred stock.

              On or at any time after January 11, 2007, the fifth anniversary of the date of original issuance of the New Series B, the holder(s) of a New Series B majority interest may elect to have all (but not less than all) of the outstanding shares of New Series B redeemed. In such event, the Company shall redeem all (but not less than all) of the outstanding shares of New Series B in cash, for an amount equal to the aggregate New Series B redemption price ($13.3568 per share at December 31, 2003). Any election by a New Series B majority interest shall be made by written notice to the Company and the other holders of New Series B at least 15 days prior to the elected redemption date. Upon such election, all holders of New Series B shall be deemed to have elected to have their shares of New Series B redeemed and such election shall bind all holders of New Series B. The price for each share of New Series B redeemed shall be an amount equal to the New Series B liquidation preference amount, $13.3568 at December 31, 2003, (such amount to be adjusted for stock splits, stock dividends, combinations, recapitalizations and the like). The aggregate New Series B redemption price shall be payable in cash in immediately available funds to the respective holders of the New Series B on the New Series B redemption date.

              The holders of New Series B may convert such shares into Class A common stock at any time after the issuance of such shares.

              The New Series B may be converted, at any time, upon written election of the holder without the payment of any additional consideration into such number of fully paid and nonassessable shares of Class A common stock as is determined by dividing (i) the New Series B Anti-dilution Price, by (ii) the Conversion Price at the time in effect for such New Series B. As of the most recent charter filing date, the New Series B Anti-dilution Price per share for shares of the New Series B is $0.415 per share. Both the conversion value and conversion price are subject to future adjustment. In addition, all New Series B are automatically convertible into the Company's Class A common stock upon a qualified public offering raising at least $40 million in proceeds for the Company at a price per share of at least $35.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


              SERIES C MANDATORILY REDEEMABLE PREFERRED STOCK

              The Company has authorized 24,500 shares and issued 22,104 shares of New Series C as discussed in note 4. The holders of New Series C are not entitled to vote on any matters except as provided in the covenants or to the extent otherwise required under the Delaware General Corporation Law. The holders of outstanding shares of New Series C shall be entitled to receive cumulative dividends at the rate of $100 per share of New Series C per year (as adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like with respect to such share) from the date of original issuance of such share.

              Upon a liquidating event, each holder of outstanding shares of New Series C shall be entitled to be paid in cash, before any amount shall be paid or distributed to the holders of New Series B, New Series A, Class A Common Stock or any other class or series of capital stock ranking on liquidation junior to the New Series C, an amount per share equal to (i) $1,000, plus (ii) an amount equal to all accumulated but unpaid dividends on such share of New Series C.

              New Series C will be automatically redeemed on the earliest to occur of (1) January 9, 2008, (2) one day prior to the redemption of the Company's New Series B, and (3) closing of the Company's initial public offering pursuant to a registration statement covering the offer and sale to the public of its Class A Common stock.

              The New Series C redemption price per share is $1,000, plus accrued and unpaid dividends, plus, in the case of redemption on January 9, 2008, or one day prior to the redemption of the Company's New Series B, but not in the case of redemption upon the Company's initial public offering of its Class A Common stock, an amount equal to the amount a New Series C holder would receive on a liquidation of the Company at its fair market value for the

              Company's Class A Common stock held by such New Series C holder and purchased at the same time as such holder's New Series C (Series C Deemed Shares) divided by the number of such Series C Deemed Shares.

              If the Company issues shares of Class A Common Stock for a consideration per share less than $0.083, then the New Series C holders shall be entitled to receive without payment of any additional consideration, a number of shares of Common Stock equal to the excess of (i) the number of shares of Common Stock purchased by such Investor adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like with respect to the Common Stock and held by such Investor immediately prior to such issuance or sale multiplied by a fraction, (A) the numerator of which shall be the Anti-dilution Price per Common Share, and (B) the denominator of which shall be a number determined by dividing (1) the sum of (x) the Common Stock Deed Outstanding immediately prior to such issuance or sale multiplied by the Anti-dilution Price Per Common Share and (y) the consideration, if any received by the Company upon such issuance or sale by (2) the Common Stock Deemed Outstanding immediately after such issuance or sale, over (ii) the number of shares of Common Stock purchased by such

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


              Investor (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like with respect to the Class A Common Stock).

              SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY, (SFAS 150) was issued in May 2003. This Statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. For the Company, SFAS 150 is generally effective for financial instruments entered into or modified after May 31, 2003, and otherwise at the beginning of the first interim period beginning after June 15, 2003. The Company's New Series C preferred stock is mandatorily redeemable on January 9, 2008, (the redemption amount is currently estimated to be $33,156,000, representing $1,000 per share plus five years of dividends at $100 per share per year), and therefore is considered a liability under the provisions of SFAS 150. Accordingly, on July 1, 2003, the carrying amount of the New Series C, which approximates its fair value, was reclassified from the "mezzanine" section of the balance sheet to the liability section. There was no gain or loss recorded upon the adoption of SFAS 150. From July 1, 2003, the Company has recorded noncash interest expense of $1,262,508, reflecting an effective interest rate on this security of 13.477%. The Company will record future interest charges related to the New Series C through its redemption. New Series A and New Series B are not within the scope of SFAS 150, as they are not redeemable on a date certain.

              The Company's outstanding New Preferred Stock provides for cumulative dividends payable in cash, or in securities of equivalent value if converted to common stock, at the following rates compounded annually:

                    Series B Convertible
                      Preferred Stock           $0.923077 per share per annum

                    Series C Redeemable
                      Preferred Stock           $100 per share per annum

              At December 31, 2003 there were cumulative New Series B dividends of $1,181,918 and New Series C dividends of $1,047,669.

       (b)    COMMON STOCK AND CLASS A COMMON STOCK

              In April 2003, the Company approved a 1-for-5 reverse stock split of its Class A common stock and New Series B. All amounts in the accompanying consolidated financial statements and related notes reflect this stock split.

              The Company authorized 100,000,000 shares of Class A common stock of which 62,844,070 shares were outstanding at December 31, 2003.

(14)   EMPLOYEE STOCK OPTION PLAN

       On March 27, 2000, the Company established the ManagedStorage International, Inc. 2000 Stock Option and Grant Plan (the Option Plan), which was amended on August 2000, October 2000, January 2002, and July 2003. The maximum number of shares of Class A common stock available for issuance to eligible employees, consultants, and directors of the Company under the Option Plan is 10,669,553 at December 31, 2003. Options to purchase the Company's Class A common stock are exercisable at a price as determined by the board of directors at the time the

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


       option is granted. Under the terms of the Option Plan, the exercise prices for incentive stock options granted shall not be less than 100% of the fair market value of the Class A common stock or common stock of the Company at the date of grant, or if a participant owns more than 10% of the Company, the option price may not be less than 110% of the fair market value of the Class A common stock or common stock. No incentive stock options may be exercised more than 10 years from the date of grant, or when an employee owns more than 10% of the Company, the incentive stock options may not be exercised more than five years from the date of grant.

       The Option Plan is administered by the board of directors, which has the authority to select the individuals to whom awards will be granted and to determine whether and to what extent stock options are to be granted, the number of shares of Class A common stock and common stock to be covered by each award, the vesting schedule of stock options, and all other terms and conditions of each award. Options granted during 2003 vest over a four-year period, 25% per year, commencing on the one-year anniversary of the grant and/or the employee hire date. Unless terminated or otherwise canceled under the Option Plan provisions, the contractual life of all such options is no greater than ten years.

       During 2003, a total of 7,056,793 stock options were granted (net of cancellations) with exercise prices less than the estimated fair value of the underlying common stock resulting in total deferred compensation expense to be recognized ratably over the vesting period of $635,111 of which $290,436 was recognized during 2003.

       During 2002, a total of 69,350 shares of restricted stock were purchased by employees for prices less than their estimated fair value, resulting in $35,447 of compensation expense which will be recognized over the vesting period, of which $17,982 has been recognized through December 31, 2003.

       Options which were granted during 2000 and 2001 vest over a four-year period, 25% commencing on the one-year anniversary date of the grant and 6.25% each three-month period thereafter. All 2000 and 2001 options were cancelled in 2002. The cancelled options were replaced with 14,124 options and 11,770 shares of restricted stock. The replacement options and restricted stock are subject to the variable accounting rules under FIN 44. The option exercise price on the replacement options was $0.50 per share, which exceeded the fair value of the Company's common stock as of December 31, 2003.

       The purchase price on the replacement restricted stock was $0.005 and the estimated fair value of the underlying Class A common stock on December 31, 2003 was $0.10. On December 31, 2003, 8,610 shares of the replacement restricted stock were vested and $818 cumulative compensation expense had been recognized.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


       A summary of all activity in the Option Plan is as follows:

                                                                        WEIGHTED
                                                                        AVERAGE
                                                             NUMBER     EXERCISE
                                                           OF OPTIONS    PRICE
                                                         ------------- ---------
       Balance, December 31, 2002                             6,514     $  0.50
       Granted                                            8,079,928        0.01
       Exercised                                            (49,828)       0.01
       Forfeited                                           (616,559)       0.02
                                                          ---------
       Balance, December 31, 2003                         7,420,055        0.02
                                                          =========


                             OUTSTANDING OPTIONS          EXERCISABLE OPTIONS
                 --------------------------------------- -----------------------
                                   WEIGHTED
                                   AVERAGE     WEIGHTED                 WEIGHTED
                                  REMAINING    AVERAGE       SHARES     AVERAGE
       EXERCISE   SHARES UNDER   CONTRACTUAL   EXERCISE    CURRENTLY    EXERCISE
        PRICE        OPTION          LIFE       PRICE     EXERCISABLE    PRICE
      ---------- -------------- ------------- ---------- ------------- ---------
       $   0.01    7,007,460         9.12      $  0.01     1,737,691    $  0.01
           0.10      409,000         9.63         0.10         7,500       0.10
           0.50        3,595         8.31         0.50         2,065       0.50
                  ------------                            -----------
                   7,420,055         8.31         0.02     1,747,256       0.01
                  ============                            ===========


       In 2002, the Company issued restricted stock grants, which are restricted in terms of their disposal and vesting. Vesting of restricted stock awards is determined by the board of directors for each specific grant. On April 24, 2002, the Company sold 5,385,783 (107,715 shares adjusted for the 1-for-10 and the 1-for-5 reverse splits) restricted shares under the Option Plan to members of management. The shares sold in 2002 vest over a four-year period, 25% per year, commencing on the one-year anniversary of the grantee's date of hire.

(15)   EMPLOYEE CONTRIBUTION PLAN

       The Company sponsors a 401(k) Savings Plan (the Plan). The Plan is a defined contribution plan for all regular employees of the Company who have attained at least 18 years of age. Employees who meet these requirements may become a participant in the Plan on the first day of the following month after meeting the eligibility requirements.

       Participants may elect to make contributions ranging from 1% to 20% of their eligible compensation, subject to limitations based on provisions of the tax law. The Company may make a discretionary pretax matching contribution. The amount would be equal to a percentage determined annually by a board of directors' resolution. To date, no matching contributions have been made.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


       Employee contributions are 100% vested. Company contributions, when made, will be subject to the following vesting schedule: Up to one year of service, 40% vested; two years of service, 80% vested; three or more years of service, 100% vested.

(16)   RELATED-PARTY TRANSACTIONS

       The Company acquired equipment and equipment maintenance services with two shareholders in the amount of $191,142 for the year ended December 31, 2003.

       The Company incurred $153,320 for the use of a shareholder's private aircraft for the year ended December 31, 2003.

       The Company paid salaries, consulting fees, and other reimbursable expenses to various shareholders in the amount of $1,304,541 for the year ended December 31, 2003.

(17)   INCOME TAXES

       As of December 31, 2003, the Company had federal and state net operating loss carryforwards totaling $59,000,000. The domestic net operating loss carryforwards will expire at various dates through 2023 if not utilized.

       The Tax Reform Act of 1986 contains provisions that limit the utilization of net operating loss carryforwards if there has been a change in ownership as described in Section 382 of the Internal Revenue Code. Such a change in ownership may limit the Company's utilization of its net operating loss carryforwards. As a result of a private placement in 2003, the Company believes that there are substantial limitations on the utilization of its net operating loss carryforwards.

       Significant   components  of  the  Company's   deferred  tax  assets  and
       liabilities for federal and state income taxes consist of the following as of December 31, 2003:

       Deferred tax assets:
         Net operating loss carryforwards                           $23,087,288
         Basis in Front Porch Digital, Inc. shares                    5,813,305
         Other                                                        1,339,708
                                                                    -----------
               Deferred tax assets                                   30,240,301
       Valuation allowance                                          (30,240,301)
                                                                    -----------
               Net deferred tax assets (liabilities)                $        --
                                                                    ===========


       The Company had no deferred tax liabilities as of December 31, 2003.

       The Company believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the realization of the deferred tax assets such that a full valuation allowance has been recorded because the Company cannot conclude that the deferred tax asset will

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


       be realized on a more likely than not basis. The Company will continue to assess the realization of the deferred tax assets based on actual and forecasted operating results.

       The following table reconciles the amount, which would be provided by applying the 35% federal statutory rate to income (loss) before income tax expense (benefit) to federal income taxes actually provided for the year ended December 31, 2003:

       Income taxes at federal statutory rate of 35%               $ (3,847,979)
       Effect of permanent differences                                  559,857
       State income taxes, net of federal benefit                      (444,892)
       Other                                                            277,133
       Tax loss benefit not recognized through increase
         in valuation allowance                                       3,455,881
                                                                   ------------
                                                                   $         --
                                                                   ============

(18)   ASSET ACQUISITION

       On October 16, 2002, the Company entered into an asset purchase agreement, whereby the Company would purchase certain assets from Sanrise for $1,000,000 in cash and $2,000,000 in escrowed funds to be released over a 120-day period, provided certain conditions in the contract were met. The asset purchase agreement contains an earn-out provision payable in cash and stock, payable upon meeting certain conditions. The transaction closed January 10, 2003.

       In September 2003, the Company settled an outstanding lawsuit with Sanrise for $156,667 in cash and 333 shares of New Series C. The payment in cash and shares was made in full satisfaction of the earn-out provision. In the settlement, Sanrise relinquished any and all right to further payment in connection with the asset acquisition of its DataVault business and the Company released all remaining escrow payments.

       The 333 shares of Series C redeemable preferred stock were repurchased from Sanrise on December 19, 2003 for $33,283 and such shares were retired.

       The total purchase price for the Sanrise assets (including direct costs of the acquisition) of $3,216,992 was allocated to the acquired intangible asset of acquired customer contracts and fixed assets based on their estimated fair market values.

(19)   SUBSEQUENT EVENTS

       (a)    INVESTMENT IN FRONT PORCH DIGITAL, INC.

              On April 1, 2004, the note receivable in the amount of $250,000 from FPDI was converted to 5,952,381 shares of FPDI common stock. This note bore interest at 8%, and was due on September 15, 2004. Following such conversion, the Company owned 13,452,381 shares, or 23%, of FPDI.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003


       (b)    LITIGATION SETTLEMENT

              In September 2003, the Company was served with a lawsuit from a bankruptcy estate asserting that it has a preference claim as to all or a part of $730,000 paid by the bankrupt company to the Company pursuant to a settlement agreement for services provided. On June 30, 2004, the Company settled the lawsuit for $195,000 in cash. In the settlement, each of the parties agreed to relinquish any and all right to further payments or claims in connection therewith. The $195,000 settlement was fully accrued at December 31, 2003.

       (c)    POTENTIAL LITIGATION

              In August 2004, the Company was notified by a liquidating trust formed in the Cable & Wireless bankruptcy proceedings stating that preferential payments totaling $218,782 were made by Cable & Wireless to the Company. The trust is requesting payment of $196,904 in settlement of such alleged preferential payments. The Company denies any liability exists for the alleged preferential payments and will aggressively oppose the claim.

Item 9 (a) (2) Audited Financial Statements as of December 31, 2001 and 2002



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors
ManagedStorage International, Inc.

We have audited the accompanying consolidated balance sheets of ManagedStorage International, Inc. and subsidiaries (the "Company") as of December 31, 2002 and 2001, and the related consolidated statements of operations, cash flows, and changes in mandatorily redeemable preferred stock and shareholders' deficit for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ManagedStorage International, Inc. and subsidiaries at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.


/s/ Ernst & Young LLP

September 6, 2003, except Note 17,
as to which the date is December 12, 2003

                       MANAGEDSTORAGE INTERNATIONAL, INC.

                           CONSOLIDATED BALANCE SHEETS


                                                              DECEMBER 31,
                                                           2002          2001
                                                        ----------   -----------
ASSETS
Current assets:
  Cash and cash equivalents                             $   80,484   $ 1,315,013
  Restricted cash                                           78,762            --
  Short-term investments                                        --        69,166
  Accounts receivable, net of allowance for doubtful
    accounts of $185,000 and $51,650 at December 31,
    2002 and 2001, respectively                            682,289     2,298,505
  Equipment held for sale                                       --     4,750,060
  Other current assets                                     602,191     1,682,023
                                                        ----------   -----------
                                                         1,443,726    10,114,767

Property and equipment, net                              2,079,264     8,671,847
Intellectual property                                      250,000            --
Investment in Front Porch Digital, Inc.                  1,920,664            --
Other assets                                               131,551        89,725
                                                        ----------   -----------
                                                         4,381,479     8,761,572
                                                        ----------   -----------
Total assets                                            $5,825,205   $18,876,339
                                                        ==========   ===========

                       MANAGEDSTORAGE INTERNATIONAL, INC.

  LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT              DECEMBER 31,
Current liabilities:                                                                      2002          2001
                                                                                      -----------   -----------
Accounts payable                                                                      $   728,647   $ 1,424,209
Accrued and other current liabilities                                                   1,133,320     3,300,159
Billings in excess of costs and recognized revenue                                        270,346       213,090
Notes payable to investors                                                              5,950,000            --
Capital leases payable                                                                    440,673     9,803,870
                                                                                      -----------   -----------
                                                                                        8,522,986    14,741,328

Capital leases payable, less current portion                                               56,956     8,042,701
Dividend payable                                                                               --     8,961,457
  Billings in excess of costs and recognized revenue, less current portion
                                                                                          196,645            --
Other long-term liabilities                                                                    --       223,936
                                                                                      -----------   -----------
Total liabilities                                                                     $ 8,776,587   $31,969,422
                                                                                      -----------   -----------
MANDATORILY REDEEMABLE PREFERRED STOCK
Series A redeemable preferred stock, par value $0.01 per share
  (liquidation preference of $5,000,000):
Authorized shares--50,000 shares
      Issued and outstanding--50,000 shares at December 31, 2002                      $ 5,000,000   $        --
Series B convertible preferred stock, par value $0.01 per share
  (liquidation preference of $8,081,918):
Authorized shares--650,000 shares
      Issued and outstanding--650,000 shares at December 31, 2002                       7,955,122            --
  Series B preferred stock, par value $0.01 per share
  (liquidation preference of $14,550,223 at December 31, 2001):
Authorized shares--20,000 shares
Issued and outstanding--12,697 shares at December 31, 2001                                     --    12,696,978
  Series A convertible preferred stock, par value $0.0001
  (liquidation preference of $11,463,112 at December 31, 2001):
Authorized shares--17,000,000 shares
Issued and outstanding--16,900,000 shares at December 31, 2001                                 --    10,087,492
  Series C convertible preferred stock, par value $0.0001
  (liquidation preference of $58,553,781 at December 31, 2001):
Authorized shares--10,500,000 shares
Issued and outstanding--10,399,919 shares at December 31, 2001                                 --    52,405,820
                                                                                      -----------   -----------
                                                                                       12,955,122    75,190,290
                                                                                      -----------   -----------


                       MANAGEDSTORAGE INTERNATIONAL, INC.

                                                                                             DECEMBER 31,
                                                                                          2002          2001
                                                                                      -----------   -----------
SHAREHOLDERS' DEFICIT
Class A common stock, par value $0.0001 per share
  Authorized shares--100,000,000 shares
       Issued and outstanding--204,513 shares at December 31, 2002                             20             --
Common stock, par value $0.0001 per share
  Authorized shares--114,000,000 shares
       Issued and outstanding--22,733,061 shares at December 31, 2001                          --          2,273
Additional paid-in capital                                                             81,694,344        299,658
Accumulated other comprehensive income                                                         --        393,908
Accumulated deficit                                                                   (97,600,868)   (88,979,212)
                                                                                      -----------    -----------
Total shareholders' deficit                                                           (15,906,504)   (88,283,373)
                                                                                      -----------    -----------
Total liabilities, mandatorily redeemable preferred stock and shareholders' deficit
                                                                                      $ 5,825,205    $18,876,339
                                                                                      ===========    ===========

SEE ACCOMPANYING NOTES.

                       MANAGEDSTORAGE INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                       YEAR ENDED DECEMBER 31,
                                                        2002            2001
                                                    -----------    ------------
Revenues:
   Storage revenues                                 $ 8,569,368    $ 15,809,428
                                                    -----------    ------------
Total revenues                                        8,569,368      15,809,428

Costs and expenses:
  Cost of storage revenues                            9,633,811      25,322,974
  Sales and marketing expenses                        5,073,102       8,180,109
  General and administrative expenses                 4,856,490      11,952,407
  Product development costs                             364,100       2,596,098
  Restructuring expenses                              2,192,550       2,114,160
  Impairment loss                                            --      20,768,419
                                                    -----------    ------------
Total costs and expenses                             22,120,053      70,934,167
                                                    -----------    ------------
Loss from operations                                (13,550,685)    (55,124,739)

Other operating income (loss):
  Interest income                                        42,531          56,214
  Interest expense                                     (320,895)     (1,965,045)
  Investment (loss) income                             (305,536)        718,165
  Gain from early extinguishment of debt              6,372,861              --
  Other (loss) income                                  (248,175)        104,221
                                                    -----------    ------------
Total other operating (loss) income                   5,540,786      (1,086,445)
                                                    -----------    ------------
Loss before amounts attributable to
  common shareholders                                (8,009,899)    (56,211,184)

Amounts attributable to common shareholders:
  Mandatorily redeemable preferred stock dividends (581,918) (6,258,135) Accretion of mandatorily redeemable preferred
    stock to redemption amount                          (29,839)       (116,820)
                                                    -----------    ------------
Total amounts attributable to common shareholders      (611,757)     (6,374,955)
                                                    -----------    ------------
Net loss attributable to common shareholders        $(8,621,656)   $(62,586,139)
                                                    ===========    ============

SEE ACCOMPANYING NOTES.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED DECEMBER 31,
                                                                        2002            2001
                                                                    ------------    ------------
                       OPERATING ACTIVITIES
Net loss                                                            $ (8,009,899)   $(56,211,184)
 Adjustment to reconcile net loss to net cash used in
   operating activities:
     Depreciation and amortization                                     2,560,758      10,405,286
     Noncash compensation (income) expense                                (9,280)        177,994
        Noncash expense for issuance of mandatorily redeemable
         preferred stock                                                 125,000              --
        Loss on investment in Front Porch Digital, Inc.                  329,336              --
     Loss on disposal of assets                                        1,537,516         616,395
     Bad debt expense                                                    225,436       1,373,919
     Gain from early extinguishment of debt                           (6,372,861)             --
     Asset impairment                                                         --      20,768,419
     Accretion of interest on held-to-maturity investments                    --        (395,574)
        Other                                                           (253,781)             --
     Changes in operating assets and liabilities:
       Accounts and other receivables                                    498,524      (1,282,994)
       Other current assets                                              353,256       1,847,504
       Other assets                                                     (125,300)        459,128
       Accounts payable                                                 (205,650)     (1,256,915)
       Accrued liabilities                                            (1,218,831)     (2,678,905)
       Billings in excess of costs and recognized revenue                333,551          13,958
       Other liabilities                                                (180,151)        289,113
                                                                    ------------    ------------
Net cash used in operating activities                                (10,412,376)    (25,873,856)

INVESTING ACTIVITIES
 Purchase of property and equipment                                     (849,453)     (8,575,991)
Proceeds from sale of property and equipment                           1,789,764         926,692
Purchase of intellectual property                                       (250,000)             --
Net change in restricted cash                                            (78,762)             --
Net change in short-term investments                                      (7,612)     10,487,937
                                                                    ------------    ------------
Net cash provided by investing activities                                603,937       2,838,638

FINANCING ACTIVITIES
Proceeds from issuance of redeemable preferred stock, net
   of issuance costs of $156,635 and noncash transaction
   of $125,000                                                         7,218,365              --
Payment of capital lease obligations                                  (3,638,219)     (5,772,989)
Net proceeds from issuance of notes payable                            5,943,908              --
 Prepayment penalty settlement on early extinguishments of debt         (950,500)             --
Net proceeds from exercise of stock options                                  356          93,750
                                                                    ------------    ------------
Net cash provided by (used in) financing activities                    8,573,910      (5,679,239)

Effect of exchange rates on cash and cash equivalents                         --        (324,253)
                                                                    ------------    ------------
Net decrease in cash and cash equivalents                             (1,234,529)    (29,038,710)

Cash and cash equivalents at beginning of year                         1,315,013      30,353,723
                                                                    ------------    ------------
Cash and cash equivalents at end of year                            $     80,484    $  1,315,013
                                                                    ============    ============

                                                                       YEAR ENDED DECEMBER 31,
                                                                        2002            2001
                                                                    ------------    ------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest                              $    484,301    $  1,497,187
                                                                    ============    ============

SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING ACTIVITIES
Capital lease obligations incurred in connection with
   the purchase of property and equipment                           $     37,534    $ 14,177,620
                                                                    ============    ============

 Purchases of property and equipment included in accounts payable   $     57,236    $     22,925
                                                                    ============    ============

Table 1


                       ManagedStorage International, Inc.

  Consolidated Statements of Changes in Mandatorily Redeemable Preferred Stock

                                Years ended December 31, 2002 and 2001


                                            SERIES A REDEEMABLE          SERIES B CONVERTIBLE
                                              PREFERRED STOCK              PREFERRED STOCK              SERIES B PREFERRED STOCK
                                         -------------------------     -------------------------     ------------------------------
                                           SHARES         AMOUNT         SHARES         AMOUNT          SHARES            AMOUNT
                                         ----------     ----------     ----------     ----------     ------------      ------------
Balance at December 31, 2000                     --     $       --             --             --       $   12,697      $ 12,696,978
Accretion of mandatorily redeemable
  preferred stock to redemption amount           --             --             --             --               --                --
                                         ----------     ----------     ----------     ----------     ------------      ------------
Balance at December 31, 2001                     --             --             --             --           12,697        12,696,978
Issuance of mandatorily redeemable
  Series A redeemable preferred stock        50,000      5,000,000             --             --               --                --
Issuance of manditorily redeemable
  Series B convertible preferred stock           --             --        650,000      7,343,365               --                --
Conversion of mandatorily redeemable
  Series A convertible preferred
  stock to Class A common stock                  --             --             --             --               --                --
Conversion of mandatorily redeemable
  Series B preferred stock to Class A
  common stock                                   --             --             --             --          (12,697)      (12,696,978)
Conversion of mandatorily redeemable
  Series C convertible preferred stock
  to newly issued mandatorily
  redeemable Series A preferred stock
  and Class A common stock                       --             --             --             --               --                --
Issuance of mandatorily redeemable
  preferred stock                                --             --             --        581,918               --                --
Accretion of mandatorily redeemable
  preferred stock to redemption amount           --             --             --         29,839               --                --
                                         ----------     ----------     ----------     ----------     ------------      ------------
Balance at December 31, 2002                 50,000     $5,000,000        650,000     $7,955,122               --      $         --
                                         ==========     ==========     ==========     ==========     ============      ============

                                                   SERIES A CONVERTIBLE             SERIES C CONVERTIBLE
                                                     PREFERRED STOCK                   PREFERRED STOCK
                                              ------------      -----------      ------------      ------------
                                                 SHARES           AMOUNT            SHARES            AMOUNT            TOTAL
                                              ------------      -----------      ------------      ------------      -----------
Balance at December 31, 2000                    16,900,000      $10,024,625        10,399,919      $ 52,351,867      $75,073,470
Accretion of mandatorily redeemable
  preferred stock to redemption amount                  --           62,867                --            53,953          116,820
                                              ------------      -----------      ------------      ------------      -----------
Balance at December 31, 2001                    16,900,000       10,087,492        10,399,919        52,405,820       75,190,290
Issuance of mandatorily redeemable
  Series A redeemable preferred stock                   --               --                --                --        5,000,000
Issuance of manditorily redeemable
  Series B convertible preferred stock                  --               --                --                --        7,343,365
Conversion of mandatorily redeemable
  Series A convertible preferred
  stock to Class A common stock                (16,900,000)     (10,087,492)               --                --      (10,087,492)
Conversion of mandatorily redeemable
  Series B preferred stock to Class A
  common stock                          )               --               --                --                --      (12,696,978)
Conversion of mandatorily redeemable
  Series C convertible preferred stock
  to newly issued mandatorily
  redeemable Series A preferred stock
  and Class A common stock                              --               --       (10,399,919)      (52,405,820)     (52,405,820)
Issuance of mandatorily redeemable
  preferred stock                                       --               --                --                --          581,918
Accretion of mandatorily redeemable
  preferred stock to redemption amount                  --               --                --                --           29,839
                                              ------------      -----------      ------------      ------------      -----------
Balance at December 31, 2002                  $         --               --      $         --                --      $12,955,122
                                              ============      ===========      ============      ============      ===========

SEE ACCOMPANYING NOTES.

(Table continues on following page)

                       ManagedStorage International, Inc.

           Consolidated Statements of Changes in Shareholders' Deficit

                     Years ended December 31, 2002 and 2001



                                                                      CLASS A COMMON STOCK                 COMMON STOCK
                                                                   -----------------------------------------------------------
                                                                     SHARES           AMOUNT         SHARES           AMOUNT
                                                                   -----------      ----------     -----------      ----------
Balance at December 31, 2000                                                --      $       --      22,639,311      $    2,264
Exercise of stock options                                                   --              --          94,010               9
Noncash stock option compensation                                           --              --              --              --
Accretion of mandatorily redeemable preferred stock to
  redemption amount and mandatorily redeemable preferred
  stock dividends                                                           --              --              --              --
Net loss before amounts attributable to common shareholders                 --              --              --              --
Foreign currency translation adjustment                                     --              --              --              --
                                                                   -----------      ----------     -----------      ----------
Balance at December 31, 2001                                                --              --      22,733,321           2,273
Conversion of common stock to Class A common stock                          --              --     (22,733,321)         (2,273)
Conversion of mandatorily redeemable Series A convertible
  preferred stock to Class A common stock                                   --              --              --              --
Conversion of mandatorily redeemable Series B preferred
  stock to Class A common stock                                             --              --              --              --
Conversion of mandatorily redeemable Series C convertible
  preferred stock to newly issued mandatorily redeemable
  Series A redeemable preferred stock and Class A common stock          43,334               4              --              --
Issuance of Class A common stock in exchange for note payable          108,333              11              --              --
Issuance of Class A common stock in exchange for note
  payable--antidilutive provisions                                      43,334               4              --              --
Dividend to shareholders who overpaid for stock shares                      --              --              --              --
Exercise of stock options                                                9,512               1              --              --
Noncash stock option compensation                                           --              --              --              --
Divestiture of ManagedStorage International France                          --              --              --              --
Accretion of mandatorily redeemable preferred stock to
  redemption amount and mandatorily redeemable preferred
  stock dividends                                                           --              --              --              --
Net loss before amounts attributable to common shareholders                 --              --              --              --
                                                                   -----------      ----------     -----------      ----------
Balance at December 31, 2002                                           204,513      $       20              --      $       --
                                                                   ===========      ==========     ===========      ==========


                                                                                   ACCUMULATED
                                                                   ADDITIONAL          OTHER
                                                                     PAID-IN       COMPREHENSIVE     ACCUMULATED
                                                                     CAPITAL           INCOME          DEFICIT            TOTAL
                                                                   ------------    -------------     ------------      ------------
Balance at December 31, 2000                                       $         80      $    9,710      $(26,393,073)     $(26,381,019)
Exercise of stock options                                                93,741              --                --            93,750
Noncash stock option compensation                                       205,837              --                --           205,837
Accretion of mandatorily redeemable preferred stock to
  redemption amount and mandatorily redeemable preferred
  stock dividends                                                            --              --        (6,374,955)       (6,374,955)
Net loss before amounts attributable to common shareholders                  --              --       (56,211,184)      (56,211,184)
Foreign currency translation adjustment                                      --         384,198                --           384,198
                                                                                                                       ------------
Comprehensive loss                                                                                                      (55,826,986)
                                                                   ------------      ----------      ------------      ------------
Balance at December 31, 2001                                            299,658         393,908       (88,979,212)      (88,283,373)
Conversion of common stock to Class A common stock                        2,273              --                --                --
Conversion of mandatorily redeemable Series A convertible
  preferred stock to Class A common stock                            10,087,492              --                --        10,087,492
Conversion of mandatorily redeemable Series B preferred
  stock to Class A common stock                                      12,696,978              --                --        12,696,978
Conversion of mandatorily redeemable Series C convertible
  preferred stock to newly issued mandatorily redeemable
  Series A redeemable preferred stock and Class A common stock       47,405,621              --                --        47,405,625
Issuance of Class A common stock in exchange for note payable         2,249,989              --                --         2,250,000
Issuance of Class A common stock in exchange for note
  payable--antidilutive provisions                                         (199)             --                --              (195)
Dividend to shareholders who overpaid for stock shares                      (52)             --                --               (52)
Exercise of stock options                                                   407              --                --               408
Noncash stock option compensation                                        (9,280)             --                --            (9,280)
Divestiture of ManagedStorage International France                           --        (393,908)               --          (393,908)
Accretion of mandatorily redeemable preferred stock to
  redemption amount and mandatorily redeemable preferred
  stock dividends                                                     8,961,457              --          (611,757)        8,349,700
Net loss before amounts attributable to common shareholders                  --              --        (8,009,899)       (8,009,899)
                                                                   ------------      ----------      ------------      ------------
Balance at December 31, 2002                                       $ 81,694,344      $       --      $(97,600,868)     $(15,906,504)
                                                                   ============      ==========      ============      ============


SEE ACCOMPANYING NOTES.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


1.     ORGANIZATION

       ManagedStorage International, Inc. (the "Company") was incorporated on March 7, 2000 as a data-storage service provider specializing in storage design, implementation and operation services, and content management services throughout the United States and Europe.

       The Company had no business operations until March 29, 2000, when Storage Technology Corporation ("StorageTek") contributed various assets, contracts, and employees in exchange for common stock and mandatorily redeemable Series B preferred stock. At formation, Great Hill Partners, L.P. funded $10,000,000 in exchange for common stock and mandatorily redeemable Series A preferred stock.

       The Company has entered into two recapitalization and stock purchase agreements with the Company's investors on August 9, 2000 and January 11, 2002. See Note 4 and Note 11 for further discussion on the equity structure of the Company.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       LIQUIDITY AND MANAGEMENT PLANS

       The Company has incurred substantial operating losses and has a net capital deficiency. Management of the Company intends to fund these deficiencies by utilizing its existing cash and cash equivalents, increasing cash flows from its business operations, and closing a fourth round of financing in January 2003 as discussed in Note 17.

       BASIS OF PRESENTATION

       The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


       RECLASSIFICATIONS

       Certain prior year amounts have been reclassified to conform to the current year presentation.

       RESTRICTED CASH

       The Company has restricted cash of $78,762 at December 31, 2002, which represents a letter of credit, plus accrued interest to date, and securing the corporate headquarter premises. The letter of credit was entered into as additional security for an operating lease due to the limited cash resources of the Company at the time the lease was signed. The agreement requires a letter of credit in decreasing amounts through the expiration of the lease. The letter of credit would be used to pay rent on the corporate headquarters facility if the Company were unable to make the monthly rent payments.

       SHORT-TERM INVESTMENTS

       Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost, and adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income in the consolidated statements of operations. Interest on securities classified as held-to-maturity is included in investment income in the consolidated statements of operations. At December 31, 2001, short-term investments consisted of certificates of deposits with original maturities greater than three months but less than one year. All such investments were classified as held-to-maturity, which are carried at amortized cost, which approximates fair market value.

       PROPERTY AND EQUIPMENT

       Property and equipment, if acquired at the formation date, have been recorded at the estimated fair market value at that time. Otherwise, all other property and equipment has been recorded at cost. Property and equipment are depreciated on a straight-line basis over their respective estimated useful lives ranging from three to five years. Equipment recorded under capital leases and leasehold improvements is amortized using the straight-line method over the shorter of the respective lease term or estimated useful life of the asset.

       INTELLECTUAL PROPERTY

       Intellectual property includes proprietary software licenses and rights and is recorded at the fair market value at the date of purchase.
       Amortization of intellectual property is recorded on a straight-line basis over three years. As of December 31, 2001, the Companies intellectual property was fully impaired as discussed in Note 7. Amortization expense for the year ended December 31, 2001 was $1,075,407. Accumulated amortization for the year ended December 31, 2001 was $1,209,832.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


       IMPAIRMENT OF LONG-LIVED ASSETS

       In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS ("SFAS 144"), the Company reviews the carrying value of long-lived assets, including property and equipment and intellectual property, to determine whether there are any indications of impairment losses. If the assets are considered to be impaired, the impairment recognized is measured by the amount in which the carrying amount of the assets exceeds the fair value of the assets. Recoverability of long-lived assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. See further discussion in Note 7.

       INCOME TAXES

       The Company accounts for income taxes using the liability method under which deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

       REVENUE RECOGNITION

       Revenue  is  recognized  when  all of the  following  criteria  are  met:
       Persuasive evidence of an agreement exists, delivery has occurred or services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. Revenues from storage services are recognized at the time the services are provided and are billed on a monthly basis. System integration revenues are recognized using the percentage of completion method by comparing costs of progress completed during the period to total expected costs of the project. A current liability for billings in excess of costs and recognized revenue is recorded for billings sent to customers in which the Company has not yet performed certain services or delivered goods per the billings.

       Provisions   for   estimated   losses  on  contracts  are  recorded  when
       identified.

       ADVERTISING EXPENSES

       All advertising and promotion costs are expensed as incurred. The advertising expenses incurred were $590,979 and $540,603, for the years ended December 31, 2002 and 2001, respectively.

       PRODUCT DEVELOPMENT COSTS

       Product development costs are expensed as incurred and include costs to develop, manage and enhance the Company's proprietary technology.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


       STOCK-BASED COMPENSATION

       The Company has elected to account for its stock-based compensation plans utilizing the provisions of Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"). Under APB 25, no compensation expense is typically recognized when the exercise price of the Company's employee stock options is equal to or less than the market price of the underlying stock on the date of the grant. SFAS No. 123, ACCOUNTING AND DISCLOSURE OF STOCK-BASED COMPENSATION ("SFAS 123"), establishes an alternative method of expense recognition for stock-based compensation awards based on fair values.

       SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION AND DISCLOSURE requires the disclosure of pro forma net income (loss) as if the Company had adopted the fair value method of accounting for stock-based awards accounted for under the intrinsic method based on the guidance outlined in SFAS 123.

       The fair value for the Company's options was estimated at the date of grant using the minimum value method available to nonpublic companies under SFAS 123. Under this method, option value is determined as the excess of the fair value of the stock at the date of grant over the present value of both the exercise price (lump sum) and the expected dividend payment (annuity), each discounted at the risk-free rate, over the expected exercise life of the option for 2002 and 2001.

       Option valuation models such as the minimum value method described above require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

       Pro forma information related to fair value for these options was determined at the date of grant using the minimum value method with the following weighted-average assumptions:


                                                          DECEMBER 31,
                                                    2002           2001

              Risk-free interest rate               4.3%           4.0%
              Expected dividend yield               0.0%           0.0%
              Expected lives                      4 years        5 years


       The weighted-average fair value of options granted during 2002 and 2001 was $0.00 and $0.18, respectively. For purposes of pro forma disclosures, the estimated fair value of the options was amortized to expense over the options vesting period. Our pro forma net loss applicable to common shareholders and pro forma net loss applicable to common shareholders per share, as if we had used the fair value accounting provisions of SFAS 123 would have been as follows:

                                                      YEAR ENDED DECEMBER 31,
                                                      2002              2001
       Net loss before amounts attributable to
         common shareholders                      $(8,009,899)     $(56,211,184)
       Expense calculated under SFAS 123             (579,612)         (696,059)
       Pro forma net loss before amounts
         attributable to common shareholders      $(8,589,511)     $(56,907,243)

       COMPREHENSIVE LOSS

       There is no difference between consolidated net loss and comprehensive loss for the year ending December 31, 2002 as there are no longer any foreign currency translation adjustments subsequent to the divestiture of ManagedStorage International France discussed in Note 3. For the year ended December 31, 2001 the difference relates to the foreign currency translation adjustments totaling $393,908. The financial statements of the Company's foreign subsidiaries have been translated into U.S. dollars at the average exchange rate during the year for the statements of operations and cash flows and year-end rates for the balance sheets.

       FINANCIAL INSTRUMENTS

       Carrying amounts of financial instruments held by the Company, which include cash equivalents, restricted cash, short-term investments, accounts receivable, accounts payable, and accrued and other current liabilities, approximate fair value due to their short duration.

       CONCENTRATIONS OF CREDIT RISK

       Services provided to three customers represent 92% and 72% of revenues generated for the years ended December 31, 2002 and 2001, respectively. Accounts receivable from these customers were $543,474 and $1,383,730 as of December 31, 2002 and 2001, respectively. The Company records a provision for doubtful accounts for all receivables not expected to be collected and generally does not require collateral. The Company evaluates the collectibility of their accounts receivable based on a combination of factors.

       In circumstances when they are aware of a specific customer's inability to meet its financial obligations (e.g., bankruptcy filings), the Company records a specific reserve for bad debts against amounts due. For all other instances, the Company recognizes reserves based on historical experience and review of the individual accounts outstanding.

3.     DIVESTITURE OF MANAGEDSTORAGE INTERNATIONAL FRANCE

       On July 31, 2002 the Company entered into a stock and asset purchase agreement with Front Porch Digital, Inc. ("FPDI") to sell all of the outstanding shares of capital stock of ManagedStorage International France. The operations of ManagedStorage International France are included in the 2002 consolidated statement of operations for the Company through the date of disposition. Initial consideration was 5,000,000 shares of FPDI common stock, 1,750,000

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


       warrants to purchase FPDI common stock at a price of $2.00 per share and 1,750,000 warrants to purchase FPDI common stock at a price of $4.00 per share. The warrants are exercisable immediately and expire on July 31, 2012. The common stock has certain restrictions and the agreement has an earn out provision. The earn out is based on certain criteria being met as of December 31, 2002 and is payable in common stock of FPDI. As of December 31, 2002, the earn out criteria had been fully met and the Company received 100% of the earn out proceeds resulting in an additional 2,500,000 shares of common stock. The Company accounts for the investment using the equity method. During 2002, the Company recorded equity losses on the investment of $329,337, which are included in other (loss) income in the consolidated statements of operations.

       The operations of ManagedStorage International France through the disposition date as part of the continuing operations of the Company in accordance with the provisions of SFAS 144 and SEC requirements. The gain on the sale is included in other (loss) income in the consolidated statements of operations.

4.     RECAPITALIZATION AND STOCK PURCHASE AGREEMENT

       On January 11, 2002, the Company entered into a recapitalization and stock purchase agreement with the Company's first-, second- and third-round investors. The recapitalization resulted in the exchange of all of the outstanding shares of the Company's common stock, mandatorily redeemable Series A convertible preferred stock, and mandatorily redeemable Series C convertible preferred stock for shares of the Company's Class A common stock and mandatorily redeemable Series A redeemable preferred stock.

       It also resulted in the exchange of all of the mandatorily redeemable Series B preferred stock for net proceeds of $7,343,365. In addition, certain previously assigned real estate leases were assigned to and assumed by StorageTek in exchange for shares of Class A common stock and a convertible Subordinated Promissory Note (the "Note") in the amount of $2,250,000 with a compounded annual rate of 6%. The Note was converted during 2002 in exchange for 514,583 shares of Class A common stock. In addition, 27,084 shares of Class A common stock were issued to existing common stock holders in conjunction with an antidilution clause, which went into effect upon conversion of the Note.

5.     CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

       The Company's cash equivalents and short-term investments consist of the following:

                                                               DECEMBER 31,
                                                           2002           2001
                                                          -------       --------
       Cash equivalents:
         Shares of money market mutual funds              $29,824       $913,870
                                                          -------       --------
       Total cash equivalents                              29,824        913,870

       Short-term investments:
          Certificate of deposit with banks                    --         69,166
                                                          -------       --------
       Total short-term investments                            --         69,166
                                                          -------       --------
       Total cash equivalents and
         short-term investments                           $29,824       $983,036
                                                          =======       ========

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


6.     PROPERTY AND EQUIPMENT

       Property and equipment consists of the following items:

                                                           DECEMBER 31,
                                                        2002          2001
                                                     -----------   -----------

       Storage equipment                             $ 1,763,128   $ 7,587,349
       Storage software                                1,896,667     1,361,789
       Lab equipment and software                        399,473       623,899
       Furniture, fixtures, and office equipment       1,747,457     2,504,780
       Leasehold improvements                              1,792        54,357
                                                     -----------   -----------
                                                       5,808,517    12,132,174
       Less accumulated depreciation                  (3,729,253)   (3,460,327)
                                                     -----------   -----------
       Property and equipment, net                   $ 2,079,264   $ 8,671,847
                                                     ===========   ===========

       Depreciation expense for the year ended December 31, 2002 and 2001 was $2,561,966 and $9,329,879, respectively.

       Included in the balances above is property and equipment under capital lease with a cost of $1,218,299 and $6,486,812 and accumulated depreciation of $988,370 and $1,656,984 at December 31, 2002 and 2001, respectively.

7.     ASSET IMPAIRMENT

       During 2001, several events occurred that caused significant adverse conditions in the data storage market. Such conditions forced several companies (customers) to downsize their operations in order to survive. Those events, along with the oversupply of data storage equipment in the secondary market, caused the Company to evaluate the ongoing value of the equipment and intellectual property associated with its current revenue stream. Based on this evaluation, equipment with a carrying value of $33,108,317 and intellectual property with a carrying value of $2,554,091 were impaired in the amount of $18,214,328 and $2,554,091, respectively. The impairment has adjusted these assets to their estimated fair value and is recorded to impairment loss in the consolidated statements of operations. Fair value was determined from bids from third parties to purchase the equipment, actual equipment sale transactions, and general market information obtained from original equipment manufacturer representatives. Fair value of the intellectual property was determined to be $0 at December 31, 2001, as the Company is not longer pursuing the sale of this technology. The Company evaluated the ongoing value of its equipment and intellectual property and determined that no impairment exists as of December 31, 2002.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


8.     ACCRUED AND OTHER CURRENT LIABILITIES

       Accrued and other current liabilities consist of the following items:

                                                              DECEMBER 31,
                                                           2002          2001
                                                        ----------    ----------

       Wages, benefits and payroll taxes                $  415,696    $1,047,782
       Restructuring expenses                                   --       401,709
       Contract labor                                       15,000       234,091
       Professional service fees                           208,423       212,104
       Equipment maintenance                               113,382       184,370
       Colocation fees                                      41,670         6,424
       Other liabilities                                   339,149     1,213,679
                                                        ----------    ----------
                                                        $1,133,320    $3,300,159
                                                        ==========    ==========

9.     COMMITMENTS AND CONTINGENCIES

       The Company has employment agreements with certain executives that provide for up to one year of salary upon termination with the Company.

       The Company leases facilities and equipment under noncancelable capital and operating leases. Rental expense relating to operating leases was $691,387 and $2,141,996 for the years ended December 31, 2002 and 2001, respectively. Certain of the operating lease agreements have renewal provisions, which range from month-to-month to 24-month terms. Future minimum lease payments as of December 31, 2002 follows:

                                                        CAPITAL        OPERATING
                                                         LEASES         LEASES
                                                        --------      ----------
       Year ending December 31,
       2003                                             $484,350      $  427,225
       2004                                               58,417         347,615
       2005                                                   --         156,483
       2006                                                   --         156,493
       2007                                                   --         119,111
                                                        --------      ----------
       Total minimum lease payments                      542,767      $1,206,927
                                                                      ==========
       Less amounts representing interest                (45,138)
                                                        --------
       Present value of minimum lease payments           497,629
       Less current portion                             (440,673)
                                                        --------
       Capital lease obligations long term              $ 56,956
                                                        ========

10.    DEBT FINANCING

       During the period from July 2002 through December 2002, the Company borrowed $5,950,000 from existing shareholders, which is included as notes payable to investors in the consolidated balance sheets. The borrowed funds, plus accrued interest, were converted to equity in conjunction with a financing round completed January 2003, discussed in
       Note 17.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


11.    MANDATORILY REDEEMABLE PREFERRED STOCK AND COMMON STOCK

       Stock at December 31, 2002 consists of the following:

       MANDATORILY REDEEMABLE PREFERRED STOCK

       The Company had issued two classes of mandatorily redeemable preferred stock: Series A redeemable preferred stock and Series B convertible preferred stock as of December 31, 2002.

       SERIES A REDEEMABLE PREFERRED STOCK

       The Company has authorized and issued 50,000 shares as part of the Recapitalization discussed in Note 4. The stock does not have voting rights and the holders are not entitled to receive dividends on the shares. However, on the fifth anniversary of the issuance of the stock, a cumulative dividend of $10.00 (adjusted for subsequent stock dividends, stock splits, combinations, recapitalizations or the like with respect to such share) per share per year may be paid, if approved by the Board of Directors. This cumulative dividend is subordinate to dividends paid on the mandatorily redeemable Series B convertible preferred stock.

       The Series A redeemable preferred stock is automatically redeemable upon the earlier of (a) the date upon which the holders of the Series B convertible preferred stock have received cash and/or equity securities that can be immediately resold to the public or (b) the date following the end of any period of 60 consecutive trading days, beginning after the trading day which is 180 days following the closing of an initial public offering. The Company may elect at its option to redeem in cash all of the outstanding securities of the Series A redeemable preferred stock at any time, with 15-day written notice, at the Series A redeemable liquidation preference amount.

       SERIES B CONVERTIBLE PREFERRED STOCK

       The Company has authorized and issued 3,250,000 shares as part of the Recapitalization discussed in Note 4. Each share of Series B convertible preferred stock has voting privileges equal to the number of shares of Class A common stock into which such share of Series B convertible preferred stock is convertible pursuant to the conversion terms of the agreement. The Series B convertible preferred stock pays a dividend of $0.01846154 per share per year (adjusted for subsequent stock cumulative dividends, stock splits, combinations, recapitalizations or the like with respect to such share).

       In a liquidating event, each holder of the Series B convertible preferred stock shall be entitled to be paid in cash before any amount shall be paid or distributed to holders of any class of series of stock ranking on liquidation junior to the Series B convertible preferred stock an amount per share equal to (a) $0.23076923 (Series B convertible preferred stock original issue price) plus (b) an amount equal to all accumulated but unpaid dividends on shares of Series B convertible preferred stock.

       The Series B convertible preferred stock is optionally redeemable on or at any time after the fifth anniversary of the Series B convertible preferred stock closing date at which time the holders of

       Series B convertible preferred stock majority interest may elect to have all (but not less than all) of the outstanding shares of Series B convertible preferred stock redeemed in cash at an amount equal to the Series B convertible liquidation preference amount.

       The holders of Series B convertible preferred stock may convert such shares into Class A common stock at any time after the issuance of such shares.

       On or at any time after the fifth anniversary of the date of original issuance of the Series B convertible preferred stock, the holder(s) of a Series B convertible majority interest may elect to have all (but not less than all) of the outstanding shares of

       Series B convertible preferred stock redeemed. In such event, the Company shall redeem all (but not less than all) of the outstanding shares of Series B convertible preferred stock in cash, for an amount equal to the aggregate Series B convertible redemption price ($2.4867 at December 31, 2002). Any election by a Series B convertible majority interest shall be made by written notice to the Company and the other holders of Series B convertible preferred stock at least 15 days prior to the elected redemption date. Upon such election, all holders of Series B convertible preferred stock shall be deemed to have elected to have their shares of Series B convertible preferred stock redeemed and such election shall bind all holders of Series B convertible preferred stock. The price for each share of Series B convertible preferred stock redeemed shall be an amount equal to the Series B convertible liquidation preference amount, $2.4867 at December 31, 2002, (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like). The aggregate Series B convertible redemption price shall be payable in cash in immediately available funds to the respective holders of the Series B convertible preferred stock on the Series B convertible redemption date.

       The Series B convertible preferred stock may be converted, at any time, upon written election of the holder without the payment of any additional consideration into the fully paid and nonassessable shares of Class A common stock which result from dividing the applicable series' conversion value per share, as the numerator, by the applicable series' conversion price per share, as the denominator. The initial conversion value and conversion price per share for Series B convertible preferred stock is $0.23076923 per share. Both the conversion value and conversion price are subject to future adjustment. In addition, all Series B convertible preferred stock are automatically convertible into the Company's Class A common stock upon a qualified public offering raising at least $40 million in proceeds for the Company at a price per share of at least $3.50.

       At December 31, 2001, the Company had issued four classes of preferred stock: Series A and Series B Preferred Stock and Series A and Series C Convertible Preferred Stock ("Preferred Stock"). All classes are considered to be mandatorily redeemable and have equal terms and rights except as identified below.

       The  Company's   outstanding  Preferred  Stock  provides  for  cumulative
       dividends payable in cash, or in securities of equivalent value if converted to common stock, at the following rates compounded annually:

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


           Series B Mandatorily Redeemable
                  Preferred Stock                           8% per annum
           Convertible Series A Preferred Stock    $0.047337 per share per annum
           Convertible Series C Preferred Stock    $0.404465 per share per annum

       At December 31, 2001, cumulative preferred dividends were Series B mandatorily redeemable preferred stock of $1,851,544, Series A Convertible Preferred Stock of $1,136,128, and Series C Convertible Preferred Stock of $5,973,785.

       The Series B Preferred Stock is redeemable on the occurrence of: a) an initial public offering executed by the Company; b) at any time on or after March 28, 2005, upon the majority vote of the holders of each series of Preferred Stock; or c) upon the majority vote of the holders of each series of Preferred Stock, after the occurrence of an extraordinary transaction as defined in the agreement. In addition, the Company may elect at any time to redeem all or a portion of the outstanding shares with 30 days' prior written notice to the holders. The redemption price is fixed at the liquidation preference amount. The holders of Series B Preferred Stock do not have voting privileges.

       The Series B Preferred Stock was redeemed on January 11, 2002 for $7,500,000 net of stock issuance costs of $156,635, as discussed in Note 4.

       The Company's Series A and Series C Convertible Preferred Stock were both entitled to the number of votes equal to the largest number of full shares of common stock into which such shares could be converted, pursuant to the conversion terms of each series. Both series may be redeemed any time on or after March 28, 2005 upon the majority vote of the holders of each series provided that the Series A Convertible Preferred Stock cannot be redeemed until all shares of Series C Convertible Preferred Stock for which redemption has been requested have been redeemed. In addition, both series may be redeemed upon an extraordinary transaction as defined in the agreement. The redemption price is defined as the higher of the liquidation amount ($0.609094 per share plus accrued dividends and interest for Series A and $5.055809 per share plus accrued dividends and interest for Series C) or conversion amount, with the conversion amount being based on the number of shares each series is convertible into pursuant to the conversion terms of each series. This conversion amount is then multiplied by the value per share of the Company's common stock based on the 30-day period ending three business days prior to the closing of the extraordinary transaction based on the common stock's closing price, if the Company's common stock is traded on either a nationally recognized securities exchange, inter-dealer quotation system or traded over-the-counter; or, if there is no active public market, based on the fair market value determined by the Company and majority interests of the Series A and Series C Convertible Preferred Stock. If a mutual market value cannot be established by these parties, an independent appraisal will be used by a mutually agreed upon investment banker.

       The Series A and Series C Convertible Preferred Stock may be converted, at any time, upon written election of the holder without the payment of any additional consideration into the fully paid and nonassessable shares of common stock (including any resulting fractional shares) which result from dividing the applicable series' conversion value per share, as the numerator, by the applicable series' conversion price per share, as the denominator. The initial conversion value

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


       and conversion price per share for Series A Convertible Preferred Stock and Series C Convertible Preferred Stock is $0.591716 per share and $5.055809 per share, respectively. Both the conversion value and conversion price are subject to future adjustment. In addition, all Series A and Series C Convertible Preferred Stock are automatically convertible into the Company's common stock upon a qualified public offering raising at least $40 million in proceeds for the Company at a price per share of at least $12.64 on or before August 9, 2002 or $15.17 after August 9, 2002.

       On January 11, 2002, the Series A Convertible Preferred Stock was converted into shares of Class A common stock and the Series C Convertible Preferred Stock were converted into shares of Class A common stock and mandatorily redeemable Series A Preferred Stock as part of the Recapitalization discussed in Note 4.

       COMMON STOCK AND CLASS A COMMON STOCK

       In August 2002, the Company approved a 1-for-10 reverse stock split of its Class A common stock and Series B redeemable convertible preferred stock. All amounts in the accompanying consolidated financial statements and related footnotes reflect this stock split.

       The Company authorized 500,000,000 shares of Class A common stock of which 1,022,563 shares were outstanding at December 31, 2002.

       The Company has reserved 650,000 shares of Class A common stock in conjunction with the Employee Stock Option Plan, 3,250,000 shares of Class A common stock for conversion of the Series B convertible preferred stock and 24,306,140 shares of Class A common stock for issuance as an earn out in the DataVault business acquisition.

12.    EMPLOYEE STOCK OPTION PLAN

       On March 27, 2000, the Company established the ManagedStorage International, Inc. 2000 Stock Option and Grant Plan (the "Option Plan"), which was amended on August 9, 2000, October 5, 2000, and January 11, 2002. The maximum number of shares of Class A common stock and common stock, respectively, available for issuance to eligible employees, consultants and directors of the Company under the Option Plan is 650,000 and 1,387,500, at December 31, 2002 and 2001, respectively. Options to purchase the Company's Class A common stock are exercisable at a price as determined by the Board of Directors at the time the option is granted. Under the terms of the Option Plan, the exercise prices for incentive stock options granted shall not be less than 100% of the fair market value of the Class A common stock or common stock of the Company at the date of grant, or if a participant owns more than 10% of the Company, the option price may not be less than 110% of the fair market value of the Class A common stock or common stock. No incentive stock options may be exercised more than 10 years from the date of grant, or when an employee owns more than 10% of the Company, and incentive stock options may not be exercised more than five years from the date of grant.

       The Option Plan is administered by the Board of Directors, which has the authority to select the individuals to whom awards will be granted and to determine whether and to what extent stock

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


       options are to be granted, the number of shares of Class A common stock and common stock to be covered by each award, the vesting schedule of stock options, and all other terms and

       Notes to Consolidated Financial Statements

       conditions of each award. Options, which were granted during 2002, vest over a four-year period, 25% per year, commencing on the one-year anniversary of the grant. Unless terminated or otherwise canceled under the Option Plan provisions, the contractual life of all options is no greater than 10 years.

       Options which were granted during 2001 and 2000 vest over a four-year period, 25% commencing on the one-year anniversary date of the grant and 6.25% each three-month period thereafter. Unless terminated or otherwise canceled under the Option Plan provisions, the contractual life of all options is no greater than 10 years.

       A summary of all activity in the Option Plan is as follows:

                                                                       WEIGHTED-
                                                                        AVERAGE
                                                           NUMBER       EXERCISE
                                                         OF OPTIONS      PRICE
                                                         -----------------------

       Balance, December 31, 2000                         5,699,750       1.39
          Granted                                         2,401,400       1.00
          Exercised                                         (94,010)     (1.00)
          Forfeited                                      (3,738,566)     (1.34)
                                                         -----------------------
       Balance, December 31, 2001                         4,268,574       1.22
                                                         -----------------------
          Granted                                            82,520        .01
          Exercised                                         (13,614)      (.01)
          Forfeited                                      (1,592,540)      1.14
                                                         -----------------------
       Balance, December 31, 2002                         2,744,940       1.24
                                                         =======================

                       OUTSTANDING OPTIONS                 EXERCISABLE OPTIONS
           --------------------------------------------  -----------------------
                             WEIGHTED-        WEIGHTED-                WEIGHTED-
                              AVERAGE          AVERAGE     SHARES       AVERAGE
EXERCISE   SHARES UNDER      REMAINING        EXERCISE    CURRENTLY    EXERCISE
  PRICE       OPTION      CONTRACTUAL LIFE     PRICE     EXERCISABLE    PRICE
--------------------------------------------------------------------------------
  $0.01         32,568         9.31            $0.01          9,524     $ .01
  $1.00      2,017,810         8.27            $1.00        755,595     $1.00
  $2.00        694,562         7.79            $2.00        276,719     $2.00
           -------------------------------------------   -----------------------
             2,744,940         8.16            $1.24      1,041,838     $1.26
           ===========================================   =======================

       In 2002, the Company issued restricted stock grants, which are restricted in terms of their disposal and vesting. Vesting of restricted stock awards is determined by the Board for each specific grant. On April 24, 2002 and March 27, 2000, the Company sold 538,578 (53,857 shares

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


       adjusted for the 1-for-10 reverse split) and 5,625,000, respectively, restricted shares under the Option Plan to members of management. In 2002, the shares vest over a four-year period, 25% per year, commencing on the one-year anniversary of the grant. In 2000, upon distribution of the shares, 10% of the shares were immediately vested. The unvested shares will vest at a rate of 20% per year on each anniversary date from the grant date; or if there is an initial public offering of the Company, the remaining shares will vest at a rate of 33.33% per year on each anniversary date following the grant date.

13.    EMPLOYEE CONTRIBUTION PLAN

       The Company sponsors a 401(k) Savings Plan (the "Plan"). The Plan is a defined contribution plan for all regular employees of the Company who have attained at least 18 years of age. Employees who meet these requirements may become a participant in the Plan on the first day of the following month after meeting the eligibility requirements.

       Participants may elect to make contributions ranging from 1%-20% of their eligible compensation, subject to limitations based on provisions of the tax law. The Company may make a discretionary pretax matching contribution. The amount would be equal to a percentage determined annually by a Board of Directors' resolution. To date, no matching contributions have been made.

       Employee contributions are 100% vested. Company contributions, when made, will be subject to the following vesting schedule: Up to one year of service, 40% vested; two years of service, 80% vested; three or more years of service, 100% vested.

14.    RELATED PARTY TRANSACTIONS

       The Company acquired equipment and equipment maintenance services with two shareholders in the amount of $3,566,460 and $18,200,989 for the years ended December 31, 2002 and 2001, respectively. Of this amount, $834,652 and $13,892,031 was acquired through leases with these related parties for the years ended December 31, 2002 and 2001, respectively.

       In 2001, a shareholder provided a $5,000,000 guarantee on one of the Company's lease agreements for equipment and software. In 2002, that guarantee was removed. The outstanding debt balance on the guaranteed
       lease  is  $0  and   $2,432,218   as  of  December  31,  2002  and  2001,
       respectively.

       The Company incurred $101,375 and $124,003 for the use of a shareholder's private aircraft for the years ended December 31, 2002 and 2001, respectively.

       The Company paid salaries, consulting fees and other reimbursable expenses to various shareholders in the amount of $1,336,213 and $751,604 for the years ended December 31, 2002 and 2001, respectively.

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


15.    INCOME TAXES

       As of December 31, 2002, the Company had federal and state net operating loss carryforwards of $48,938,850. The net operating loss carryforwards will expire at various dates through 2021 if not utilized.

       Significant   components  of  the  Company's   deferred  tax  assets  and
       liabilities for federal and state income taxes consist of the following:

                                                           DECEMBER 31,
                                                       2002            2001
                                                   ------------    ------------
       Deferred tax assets:
         Net operating loss carryforwards          $ 19,148,548    $ 21,170,362
         Allowance for doubtful accounts                 72,391          11,190
         Start up costs                               1,240,398              --
         Accrued liabilities                             88,249         184,459
         Charitable contributions                           978             978
         Accumulated depreciation                       469,445       8,709,753
         Noncash compensation                             7,264              --
         Suspended capital loss                       5,259,303              --
         Accrued payroll                                  5,987              --
         Notes receivable reserve                        12,130              --
         Basis in Front Porch Digital, Inc. shares      402,779              --
         Billings in excess of costs and
           recognized revenue                            76,948          72,187
                                                   ------------    ------------
       Deferred tax assets                           26,784,420      30,148,929
       Valuation allowance                          (26,784,420)    (30,148,929)
                                                   ------------    ------------
       Net deferred tax assets (liabilities)       $         --    $         --
                                                   ============    ============

       The Company had no deferred tax liabilities as of December 31, 2002 and 2001.

       The Company believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the realization of the deferred tax assets such that a full valuation allowance has been recorded. The Company will continue to assess the realization of the deferred tax assets based on actual and forecasted operating results.

       The following table reconciles the amount, which would be provided by applying the 35% federal statutory rate to income (loss) before income tax expense (benefit) to federal income taxes actually provided for the years ended December 31, 2002 and 2001:

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

                                                           DECEMBER 31,
                                                       2002            2001
                                                   ------------    ------------

       Income taxes at federal statutory rate
         of 35%                                    $ (2,803,465)   $(21,912,283)
       Effect of permanent differences               (6,091,194)      2,558,870
       State income taxes, net of federal benefit      (992,449)     (1,975,643)
       Effect of foreign operations, other               (9,206)      2,600,531
       Benefit of tax losses not recognized           9,896,314      18,728,525
                                                   ------------    ------------
                                                   $         --    $         --
                                                   ============    ============


16.    RESTRUCTURING CHARGES

       During 2002, certain previously assigned real estate leases were assigned to and assumed by StorageTek in exchange for shares of Class A common stock and a Note in the amount of $2,250,000 with a compounded annual rate of 6%. The Note was converted during 2002 in exchange for 514,583 shares of Class A common stock. In addition, 27,084 shares of Class A common stock were issued to existing common stock holders in conjunction with an antidilution clause, which went into effect upon conversion of the Note. The Company recorded rent expense of $75,000 for the months it would occupy the real estate that StorageTek had assumed the leases on. In addition, the Company reversed $14,350 of reserves from a prior year for a net restructuring expense of $2,160,650.

       During 2001, as a result of significant adverse market conditions, along with the rapid consumption of cash, the Company announced plans to eliminate numerous positions. As a result, approximately 135 employees jobs were terminated. The terminations were dispersed throughout the Company and included positions in sales, operations, finance, human resources, marketing, and technical areas. The termination benefits of $2,114,160 were paid in cash and were charged to restructuring expenses in the consolidated statements of operations.

       In addition, during 2001 the Company incurred other related restructuring expenses primarily for contract termination fees and related legal costs.

17.    SUBSEQUENT EVENTS

       ASSET ACQUISITION

       On October 16, 2002 the Company entered into an asset purchase agreement. The agreement was to purchase certain assets for $1,000,000 in cash and $2,000,000 in escrowed funds to be released over a 120-day period, provided certain conditions in the contract are met. The agreement has an earn out provision payable in cash and stock, provided certain conditions are met. The transaction closed January 10, 2003.

JANUARY 2003 FUNDING--SERIES C REDEEMABLE PREFERRED STOCK AND
CLASS A COMMON STOCK

       In January 2003 and May 2003, the Company entered into a securities purchase agreement with certain existing investors and new investors. Pursuant to this agreement, the Company issued 22,103 shares of Series C redeemable preferred stock and 53,726,228 shares of Class A common stock. In connection with this securities sale, the Company also issued warrants for the purchase

                       MANAGEDSTORAGE INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


       of 270 shares of Series C redeemable preferred stock and 656,267 shares of Class A common stock. The Company has reserved 2,000 shares of Series C redeemable preferred stock and 4,861,228 shares of Class A common stock for issuance as an earn-out in the DataVault business acquisition.

       The Series C redeemable preferred stock is nonvoting, has a par value of $.01 per share, accrues a dividend of $100.00 per share per annum, has a $1,000.00 per share liquidation preference, and is redeemable January 9, 2008. The purchase price of the Series C redeemable preferred stock was $1,000.00 per share. The net proceeds from the transaction were $21,239,962.

REVERSE STOCK SPLIT

       In February 2003, the Company approved a 1-for-5 reverse stock split of its Class A common stock and Series B convertible preferred stock. This split has been reflected in the consolidated balance sheets and consolidated statements of changes in shareholders' deficit on a retroactive basis.

LITIGATION SETTLEMENT

       In September 2003, the Company settled an outstanding lawsuit with Sanrise for $156,667 in cash and 332,833 shares of Series C redeemable preferred stock. In the settlement, Sanrise relinquished any and all right to further payment in connection with the Sanrise asset acquisition of the DataVault business. In conjunction with the settlement, the Company released all remaining escrow payments.

POTENTIAL LITIGATION

       In September 2003, the Company was served with a lawsuit from a bankruptcy estate that believes it has a preference claim as to all or a part of $730,000 paid by the bankrupt company to the Company pursuant to a settlement agreement for services provided. The Company denies there are any amounts subject to being reclaimed as a preferential payment and will aggressively oppose this claim.

LEASE LINE OF CREDIT

       On November 20, 2003 the Company entered into a lease line of credit agreement for $1,500,000 with a third-party lender. The term of the agreement is for term leases ranging from 12 to 24 months. The Company drew $654,853 on the line in November 2003. The interest rate on the line ranges from 10.514% to 10.731%.

ITEM 9 (a) 3   UNAUDITED FINANCIAL STATEMENTS AS OF JUNE 30, 2004

               MANAGEDSTORAGE INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

Assets                                                                                         JUNE 30, 2004
Current assets:
Cash and cash equivalents                                                                      $   3,053,230
Accounts receivable, net of allowance for doubtful accounts of $317,776                            1,533,595
Other current assets                                                                                 698,246
                                                                                               -------------
Total current assets                                                                               5,285,071
                                                                                               -------------

Property and equipment, net                                                                        3,491,444
Restricted cash                                                                                       79,727
Intangible assets, net                                                                             1,195,911
Investment in Front Porch Digital, Inc. and related goodwill                                         644,101
Other assets                                                                                         124,082
                                                                                               -------------
Total assets                                                                                   $  10,820,336
                                                                                               =============

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable                                                                               $     987,968
Accrued and other current liabilities                                                              1,073,814
Capital leases payable, net of discount of $14,009                                                 1,040,861
Deferred revenue, current portion                                                                    546,794
                                                                                               -------------
Total current liabilities                                                                          3,649,437

Capital leases, less current portion                                                                  36,011
Deferred revenue                                                                                     232,175
Other long term liabilities                                                                           40,269
Series C redeemable preferred stock (liquidation preference of $25,356,150)
  Authorized - 24,500 shares; Issued and outstanding - 22,104 shares                              20,662,052
                                                                                               -------------
Total liabilities                                                                                 24,619,944
                                                                                               -------------

Mandatorily redeemable preferred stock
Series A redeemable preferred stock (liquidation preference of $5,000,000)
  Authorized, issued and outstanding - 50,000 shares                                               5,000,000
Series B convertible preferred stock (liquidation preference of $8,979,452)
  Authorized, issued and outstanding - 650,000 shares                                              8,900,211
                                                                                               -------------
Commitments and contingencies                                                                     13,900,211
                                                                                               -------------

Shareholders' equity(deficit)
Class A common stock, par value $.0001 per share
   Authorized - 100,000,000 shares; Issued and outstanding - 62,934,623 shares                         6,293
Additional paid-in capital                                                                        84,796,613
Warrants                                                                                             181,223
Deferred Compensation                                                                               (262,271)
Accumulated deficit                                                                             (112,421,677)
                                                                                               -------------
Total shareholders' equity(deficit)                                                              (27,699,819)
                                                                                               -------------
Total liabilities, mandatorily redeemable preferred stock, and shareholders' equity(deficit)   $  10,820,336
                                                                                               =============

See accompanying notes to unaudited consolidated financial statements.

               MANAGEDSTORAGE INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                            SIX MONTHS ENDED JUNE 30,
                                                                               2004           2003
                                                                           -----------    -----------
Revenues:
Storage revenues                                                           $ 4,261,827    $ 5,182,949
                                                                           -----------    -----------
Total revenues                                                               4,261,827      5,182,949
                                                                           -----------    -----------

Costs and expenses:
Cost of storage revenues                                                     2,549,699      4,230,645
Sales and marketing expenses                                                 1,003,681      1,583,351
General and administrative expenses                                          3,655,081      3,911,071
Impairment of goodwill related to equity method investment                     198,280        182,499
                                                                           -----------    -----------
Total costs and expenses                                                     7,406,741      9,907,566
                                                                           -----------    -----------

Loss from operations                                                        (3,144,914)    (4,724,617)

Other income (expense):
Interest income                                                                  5,818         16,459
Interest expense                                                            (1,391,219)      (925,743)
Other investment income                                                         77,647         81,735
Gain from early extinguishment of debt                                              --         20,826
Share of losses of Front Porch Digital, Inc., an equity-method investee             --       (636,185)
Other income                                                                    11,474         26,940
                                                                           -----------    -----------
Total other income (expense)                                                (1,296,281)    (1,415,969)
                                                                           -----------    -----------

Net loss before amounts attributable to common shareholders                 (4,441,195)    (6,140,586)
                                                                           -----------    -----------

Amounts allocable to common shareholders:
Dividends on mandatorily redeemable preferred stock                           (297,534)    (1,345,203)
Accretion of mandatorily redeemable preferred stock to redemption amount       (15,666)       (80,013)
                                                                           -----------    -----------

Total amounts allocable to common shareholders                                (313,200)    (1,425,216)
                                                                           -----------    -----------

Net loss allocable to common shareholders                                  $(4,754,395)   $(7,565,802)
                                                                           ===========    ===========

Net loss allocable to common shareholders per weighted average common
  share outstanding - basic and diluted                                    $     (0.08)   $     (0.13)

Weighted average common shares outstanding - basic and diluted              62,847,216     59,301,212

See accompanying notes to unaudited consolidated financial statements.

               MANAGEDSTORAGE INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                       SIX MONTHS ENDED JUNE 30,
                                                                                         2004            2003
                                                                                      -----------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                            $(4,441,195)   $ (6,140,586)
  Adjustments to reconcile net loss to net cash used in operating activities:                  --
    Depreciation                                                                        1,068,824       1,202,093
    Amortization of intangibles assets                                                    474,952         453,898
    Amortization of noncash loan discount                                                   7,643              --
    Stock-based compensation                                                               88,618         217,265
    Interest expense paid with common stock                                                    --         877,500
    Noncash interest expense on Series C mandatorily redeemable preferred stock         1,335,650              --
    Noncash interest expense on converted notes                                                --          14,191
    Loss on disposal of assets                                                              9,541          26,897
    Gain from early extinguishment of debt                                                     --         (20,826)
    Share of losses of Front Porch Digital, Inc. and related impairment of goodwill       198,280         818,685
    Bad debt expense                                                                      126,924          32,234
    CHANGES IN OPERATING ASSETS AND LIABILITIES:
         Accounts and other receivables                                                  (277,073)     (1,884,039)
         Other current assets                                                              (5,374)     (1,012,960)
         Other assets                                                                      (8,218)       (127,553)
         Accounts payable                                                                 330,023          95,978
         Accrued liabilities                                                                 (956)        317,886
         Deferred revenue                                                                (463,093)        734,836
         Other liabilities                                                                 (6,932)         (7,563)
                                                                                      -----------    ------------
              Net cash used in operating activities                                    (1,562,386)     (4,402,064)
                                                                                      -----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                     (750,750)     (2,374,613)
  Capitalized software development costs                                                 (353,729)       (158,104)
  Proceeds from sale of property and equipment                                            134,758          68,682
  Purchase of intangible assets                                                                --      (2,349,714)
  Net change in restricted cash                                                              (317)        (45,272)
  Issuance of note receivable from Front Porch Digital                                         --        (250,000)
  Maturity of short-term investments                                                    3,793,099              --
                                                                                      -----------    ------------
                 Net cash provided by (used in)  investing activities                   2,823,061      (5,109,021)
                                                                                      -----------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on capital leases                                                             (410,055)       (248,311)
  Cash proceeds from issuance of redeemable preferred stock                                    --      12,858,817
  Proceeds from issuance of common stock                                                       --       3,214,704
  Redeemable preferred stock and Class A common stock offering costs                           --        (782,641)
  Proceeds from exercise of stock options and purchase of restricted stock                  1,418             637
                                                                                      -----------    ------------
                 Net cash provided by financing activities                               (408,637)     15,043,205
  Net increase in cash and cash equivalents                                               852,038       5,532,121
                                                                                      -----------    ------------

  Cash and cash equivalents at beginning of period                                      2,201,192          80,484
                                                                                      -----------    ------------
  Cash and cash equivalents at end of period                                          $ 3,053,230    $  5,612,605
                                                                                      ===========    ============
  Supplemental disclosures of cash flow information
    Cash paid during the period for interest                                          $    40,051    $     34,285
  Supplemental disclosures of noncash financing activities
    Capital lease obligations incurred in connection
    with the purchase of property and equipment                                       $   815,654    $         --
    Purchases of property and equipment included in accounts payable                  $   329,566    $    205,492

See accompanying notes to unaudited consolidated financial statements.

               MANAGEDSTORAGE INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


NOTES TO UNAUDITED FINANCIAL STATEMENTS AS OF JUNE 30, 2004

NOTE A - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

At June 30, 2004, the consolidated entity consists of ManagedStorage International, Inc., and its wholly owned subsidiaries, Seabrook Technologies, Inc. and MSI United Kingdom, Inc.. At June 30, 2003, the consolidated entity consists of ManagedStorage International, Inc. and its wholly-owned subsidiaries, ManagedStorage International Canada, Inc. and Seabrook Technologies, Inc.

On August 18, 2004 (the "Acquisition Date"), Front Porch Digital, Inc. acquired all of the outstanding capital stock of MSI, a Delaware corporation. The transaction was structured as a reorganization of MSI with and into Front Porch Merger Corp., a Delaware corporation, a newly-formed, wholly-owned subsidiary of Front Porch Digital. The Acquisition of MSI by Front Porch Digital, Inc. has been accounted for as a reverse merger because on a post-merger basis, the former MSI shareholders hold a majority of the outstanding common stock of Front Porch Digital, Inc. on a voting and diluted basis. As a result, MSI is deemed to be the acquirer for accounting purposes. The Acquisition has also been accounted for as a step acquisition since it occurred in multiple steps over the period from July 31, 2002, when MSI sold its French subsidiary to Front Porch Digital, Inc.. After the Acquisition, the former MSI shareholders owned approximately 64% of the common stock of Front Porch Digital, Inc..

The aggregate market price paid for the capital stock of MSI was approximately $34.4 million. Such amount was paid through the issuance to the former MSI stockholders of 47,454,985 restricted shares of common stock and 2,466,971 restricted shares of the newly-designated, voting and non-interest bearing Series A Redeemable Preferred Stock, $.001 par value per share (the "Series A Preferred"), of the Company. The Series A Preferred shares are convertible into shares of common stock on a twenty-for-one basis. In connection with the Acquisition, Front Porch Digital, Inc. canceled 13,452,381 shares of outstanding common stock and warrants to purchase 3.5 million shares of common stock that were held by MSI prior to the Acquisition Date. MSI canceled $0.2 million in receivables owed to it from Front Porch Digital, Inc.. Front Porch Digital, Inc. also assumed outstanding warrants of MSI to purchase 202,740 shares of restricted common stock at a price per share of $.0003 and outstanding warrants of MSI to purchase 33,029 shares of Series A Preferred at a price per share of $10.35.

In connection with the Acquisition, each outstanding share of MSI's Series A Redeemable Preferred Stock was converted into 200 shares of common stock of Front Porch Digital, Inc., each outstanding share of MSI's Series B Convertible Preferred Stock was converted into 27.789 shares of common stock of Front Porch Digital, Inc., each outstanding share of MSI's Series C Redeemable Preferred Stock was converted into 111.6042 shares of Series A Preferred and each outstanding share of MSI common stock was converted into 0.3089 shares of common stock of Front Porch Digital, Inc.. In addition, Front Porch

               MANAGEDSTORAGE INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


Digital, Inc. assumed all options outstanding under MSI's stock option plan and each outstanding option to purchase MSI Common Stock was converted into an option to purchase unregistered common stock of Front Porch Digital, Inc., subject to certain adjustments to the exercise price and the number of shares issuable upon exercise of such options to reflect the exchange ratios in the Acquisition.

The holders of Series A Preferred and certain other former MSI stockholders executed a lock-up agreement pursuant to which such stockholders agreed not to transfer their unregistered shares of Front Porch Digital, Inc.'s common stock for a period of 18 months (with limited exceptions). Concurrent with the consummation of the Acquisition, Front Porch Digital, Inc. entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the holders of the Series A Preferred. Under the terms of such agreement, at any time after February 16, 2006, the holders of at least 51% of the Series A Preferred have the right to cause Front Porch Digital, Inc. to register, under the Securities Act of 1933, the shares of common stock and Series A Preferred (including the common stock underlying the Series A Preferred) issued to such holders in the Acquisition. In addition, such holders have `piggy-back' and Form S-3 registration rights.


NOTE B - USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company has recorded transactions that include the issuance of options and warrants to purchase shares of the Company's preferred and common stock. The accounting of such securities is based upon fair values of the Company's equity securities and other valuation criteria that were determined by management and the board of directors. The Company believes these estimates of fair value are reasonable. Other significant estimates made by management include those related to fair values of acquired intellectual property, and establishment of reserves for estimates of uncollectible accounts receivable.

NOTE C - RISKS AND UNCERTAINTIES

The Company is subject to various risks and uncertainties frequently encountered by companies in the early stages of development, particularly companies in the rapidly evolving market for technology-based products and services. Such risks and uncertainties include, but are not limited to, its limited operating history, need for additional capital, a volatile business and technological environment, an evolving business model, and the management of expected growth. To address these risks, the Company must, among other things, gain access to capital in amounts and on terms acceptable to it, maintain and increase its customer base, implement and successfully execute its business strategy, continue to enhance its technology, provide superior customer service, and attract, retain, and motivate qualified personnel. There can be no guarantee that the Company will be successful in addressing such risks.

The Company has incurred substantial operating losses and has a net capital deficiency. Management of the Company intends to fund these deficiencies by utilizing its existing cash and cash equivalents, and increasing cash flows from its business operations. Realization of the Company's investment in property and equipment and other long-lived assets is dependent upon achieving positive operating cash flows. If

               MANAGEDSTORAGE INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


the Company does not achieve and maintain such positive operating cash flows, its long-lived assets could be considered impaired resulting in a significant charge against earnings.

The Company's 2004 operating plan and execution thereof is focused on increasing revenue, controlling costs, and conserving cash, however, there is no guarantee that the Company will be able to meet the operational and financial requirements of its operating plan. The Company cannot predict with certainty the expected revenue, gross profit margin, net loss, and/or usage of cash and cash equivalents. However, the Company's management believes that the Company's cash and cash equivalents and working capital including those resulting from the transaction with FPDI provide adequate capital resources to fund its operations, 2004 debt repayments, and working capital needs at least through June 2005.

NOTE D - STOCK-BASED COMPENSATION

The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44 (FIN
44),  Accounting  for Certain  Transactions  Involving  Stock  Compensation,  an
Interpretation of APB Opinion No. 25, to account for its fixed-plan stock options. Under this method, compensation expense is generally recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. FASB Statement No. 123, Accounting for Stock-Based Compensation and FASB Statement No. 148, Accounting for Stock-Based Compensation
- Transition and Disclosure, an amendment of FASB Statement No. 123, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As permitted by existing accounting standards, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of Statement 123, as amended. The following table illustrates the effect on net loss if the fair-value-based method had been applied to all outstanding and unvested awards in each period.

                                                          SIX MONTHS ENDED
                                                    JUNE 30, 2004  JUNE 30, 2003
                                                    -------------  -------------

Net loss before amounts attributable to common
  shareholders as reported                           ($4,441,195)   ($6,140,586)
Add stock-based employee compensation expense
  included in reported net loss, net of tax          $    88,618    $   217,265
Deduct total stock-based employee compensation
  expense determined under fair-value-based
  method for all awards                              ($   93,735)   ($  225,294)
                                                     -----------    -----------

  Pro forma net loss                                 ($4,446,312)   ($6,148,615)
                                                     ===========    ===========

Net loss per weighted average common share
  outstanding - basic and diluted - pro forma
  and actual                                         $     (0.08)   $     (0.13)

               MANAGEDSTORAGE INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


Pro forma information related to fair value for options granted during the six months ended June 30, 2004 and 2003 was determined at the date of grant using the minimum volatility method and the following weighted average assumptions:

                                                   JUNE 30, 2004   JUNE 30, 2003
                                                   -------------   -------------

Risk-free interest rate                                  4.76%           3.89%
Expected dividend yield                                  0.00%           0.00%
Expected lives                                        10 years        10 years
Volatility                                              0.001%          0.001%

The weighted average fair value of options granted    $  0.09         $  0.09
                                                      =======         =======


Option valuation models such as the minimum value method described above require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

NOTE E - LOSS PER COMMON SHARE

The Company's basic net loss per share is computed by dividing net loss by the weighted average number of outstanding common shares as follows:


                                                     SIX MONTHS ENDED JUNE 30,
                                                       2004            2003
                                                   ------------    ------------
Numerator
       Net loss allocable to common shareholders   $ (4,754,395)   $ (7,565,802)

Denominator
       Weighted average shares                       62,847,216      59,301,212

Net loss per common share                          $      (0.08)   $      (0.13)

               MANAGEDSTORAGE INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


NOTE F - INTANGIBLE ASSETS

       Intangible assets consist of the following items:

                                                            JUNE 30,
                                                 ------------------------------
                                                    2004               2003
                                                 -----------        -----------

Acquired customer base                           $ 2,349,714        $ 2,349,714
Customer referral fees                               250,000            250,000
                                                 -----------        -----------
                                                   2,599,714          2,599,714

Less accumulated amortization                     (1,403,802)          (453,897)
                                                 -----------        -----------
                                                 $ 1,195,911        $ 2,145,816
                                                 ===========        ===========

Amortization expense for the periods ended June 30, 2004 and 2003 was $474,952 and $453,898, respectively. Future amortization expense is as follows:


                                  Remainder of 2004                 $  391,619
                                  Year ending December 31, 2005        783,238
                                  Year ending December 31, 2006         21,054
                                                                    ----------
                                                                    $1,195,911
                                                                    ==========



NOTE G - INVESTMENT IN FRONT PORCH DIGITAL, INC. AND RELATED GOODWILL

During the six months ended June 30, 2004, the Company converted a $250,000 note receivable from Front Porch Digital into additional equity holdings. Based primarily on Front Porch Digital's continuing losses, the Company has recorded its share of losses of $636,185 for the six months ended June 30, 2003, as well as recorded impairment of the related goodwill of $198,280 and $182,499 for the periods ended June 30, 2004 and 2003, respectively.

NOTE H - NOTE CONVERSION

On April 1, 2004, the note receivable in the amount of $250,000 from Front Porch Digital was converted to 5,952,381 shares of Front Porch Digital common stock. This note bore interest at 8%, and was due on September 15, 2004. Following such conversion, the Company owned 13,452,381 shares, or 23% of Front Porch Digital.

NOTE I - SUBSEQUENT EVENT

In August 2004, the Company was notified by a liquidating trust formed in the Cable & Wireless bankruptcy proceedings stating that preferential payments totaling $218,782 were made by Cable & Wireless to the Company. The trust is requesting payment of $196,904 in settlement of such alleged preferential payments. The Company denies any liability exists for the alleged preferential payments and will aggressively oppose the claim.

               MANAGEDSTORAGE INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


NOTE J - RECENTLY ISSUED OR PROPOSED ACCOUNTING PRONOUNCEMENTS

On December 16, 2004, the FASB issued a revised Statement Number 123, "Share-Based Payment", which addresses the accounting for share-based payment transactions. The revised Statement eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, "Accounting for Stock Issued to Employees", and generally requires instead that such transactions be accounted for and recognized in income based on their fair value. The revised standard is effective for public companies for fiscal periods beginning after June 15, 2005. The revised standard offers the Company alternative methods of adopting this final rule. At the present time, the Company has not yet determined which alternative method it will use and the expected impact on operating results.

ITEM 9.01 (b) UNAUDITED PRO FORMA FINANCIAL INFORMATION

On August 18, 2004 (the "Acquisition Date"), Front Porch Digital, Inc. acquired all of the outstanding capital stock of MSI, a Delaware corporation. The transaction was structured as a reorganization of MSI with and into Front Porch Merger Corp., a Delaware corporation, a newly-formed, wholly-owned subsidiary of Front Porch Digital. The Acquisition of MSI by Front Porch Digital, Inc. has been accounting for as a reverse merger because on a post-merger basis, the former MSI shareholder hold a majority of the outstanding common stock of Front Porch Digital, Inc. on a voting and diluted basis. As a result, MSI is deemed to be the acquirer for accounting purposes. The Acquisition has also been accounted for as a step acquisition since it occurred in multiple steps over the period from July 31, 2002, when MSI sold its French subsidiary to Front Porch Digital, Inc. After the Acquisition, the former MSI shareholders owned approximately 64% of the common stock of Front Porch Digital, Inc.

The aggregate market price paid for the capital stock of MSI was approximately $34.4 million. Such amount was paid through the issuance to the former MSI stockholders of 47,454,985 restricted shares of common stock and 2,466,971 restricted shares of the newly-designated, voting and non-interest bearing Series A Redeemable Preferred Stock, $.001 par value per share (the "Series A Preferred"), of the Company. The Series A Preferred shares are convertible into shares of common stock on a twenty-for-one basis. In connection with the Acquisition, Front Porch Digital, Inc. canceled 13,452,381 shares of outstanding common stock and warrants to purchase 3.5 million shares of common stock that were held by MSI prior to the Acquisition Date. MSI canceled $0.2 million in receivables owed to it from Front Porch Digital, Inc. Front Porch Digital, Inc., also assumed outstanding warrants of MSI to purchase 202,740 shares of restricted common stock at a price per share of $.0003 and outstanding warrants of MSI to purchase 33,029 shares of Series A Preferred at a price per share of $10.35.

In connection with the Acquisition, each outstanding share of MSI's Series A Redeemable Preferred Stock was converted into 200 shares of common stock of front Porch Digital, Inc., each outstanding share of MSI's Series B Convertible Preferred Stock was converted into 27.789 shares of common stock of Front Porch Digital Inc., each outstanding share of MIS's Series C Redeemable Preferred Stock was converted into 111.6042 shares of Series A Preferred and each outstanding share of MSI common Stock converted into 0.3089 shares of common stock of Front Porch Digital, Inc. In addition, front Porch Digital, Inc. assumed all options outstanding under MSI's stock option plan and each outstanding option to purchase MSI Common Stock was converted into an option to purchase unregistered common stock of Front Porch Digital Inc., subject to certain adjustments to the exercise price and the umber of shares issuable upon exercise of such options to reflect the exchange ratios in the Acquisition.

               MANAGEDSTORAGE INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


The holders of Series A Preferred and certain other former MSI stockholders executed a lock-up agreement pursuant to which such stockholders agreed not to transfer their unregistered shares of Front Porch Digital, Inc.'s common stock for a period of 18 months (with limited exceptions). Concurrent with the consummation of the Acquisition, Front Porch Digital, Inc. entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the holders of the Series A Preferred. Under the terms of such agreement at any time after February 16, 2006, the holders of at least 51% of the Series A Preferred have the right to cause Front Porch Digital, Inc. to register, under the Securities Act of 1933, the shares of common stock and Series A Preferred (including the common stock underlying the Series A Preferred ) issued to such holders in the Acquisition. In addition, such holders have "piggy-back" and Form S-3 registration rights.

The Pro Forma Consolidated Statements of Operations for the year ended December 31, 2003 and the six months ended June 30, 2004 are based on the historical financial statements of Front Porch Digital, now Incentra Solutions, Inc., and MSI. The acquisition of FPDI has been accounted for using the purchase method of accounting. The Pro Forma Consolidated Statements of Operations for the year ended December 31, 2003 and for the six months ended June 30, 2004 have been prepared assuming the transaction was completed on January 1, 2003. The Pro Forma Consolidated Balance Sheet as of June 30, 2004 assumes the transaction was completed on June 30, 2004.

The Unaudited Pro Forma financial statement information is presented for informational purposes only. The Pro Forma Balance Sheet and Statements of Operations do not purport to represent what Incentra Solution's actual financial position or results of operations would have been had the acquisition of FPDI occurred as of such dates, or to project Incentra Solution's financial position or results of operations for any period or date, nor does it give effect to any matters other than those described in the notes thereto. The unaudited Pro Forma information should be read in conjunction with Incentra Solution's consolidated financial statements and notes thereto, and the historical financial statements of MSI which are incorporated by reference in this Current Report on Form 8-K/A.

Certain assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information. The pro forma adjustments are based on preliminary estimates and certain assumptions that the Company believes are reasonable under the circumstances. The purchase price allocation is preliminary and subject to change once the Company receives certain information it believes is necessary to finalize the purchase accounting. Specifically, the Company has engaged an appraisal firm to complete a valuation of FPDI's assets which will be used by the Company's management as the basis for recording the assets acquired and liabilities assumed. The Company expects to record a significant amount of intangible assets as a result of the transaction. The Company has not finalized the valuation, therefore, the following pro forma financial information reflects management's current estimate of the nature, allocated amounts, and estimated useful lives of the acquired identifiable intangible assets. As a result of the tentative nature of the estimates used in the accompanying pro forma information, the nature, allocated amounts, and useful lives of the acquired identifiable intangible assets resulting from the transaction could be different and such differences could be significant.

               MANAGEDSTORAGE INTERNATIONAL, INC. AND SUBSIDIARIES
            SELECTED NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
                                  JUNE 30, 2004


Item 9.01 (b) Pro Forma Financial Information



                            Incentra Solutions, Inc.
                 Pro Forma Condensed Consolidated Balance Sheet
                                  June 30, 2004
                                   (unaudited)

                                                           FRONT PORCH  MANAGEDSTORAGE
                                                             DIGITAL,   INTERNATIONAL,     PRO FORMA
Assets                                                         INC.          INC.         ADJUSTMENTS        PRO FORMA
                                                           -----------  --------------   -------------      -----------
Current assets:
  Cash and cash equivalents                                 $1,304,770   $  3,053,230    $         --       $ 4,358,000

    Accounts receivable - trade & other, net of allowance
  for doubtful accounts of $30,200 and $317,776              1,538,453      1,533,595        (170,812)  a     2,901,236
    Other current assets                                       129,070        698,246         (19,167)  b     b 808,149
                                                            ----------   ------------    ------------       -----------
Total current assets                                         2,972,293      5,285,071        (189,979)        8,067,385

Property and equipment, net                                    158,216      3,491,444              --         3,649,660
Software and Intellectual property, net                        842,469      1,195,911      16,279,246   c    18,317,626
Goodwill, net                                                  415,718             --        (415,718)  c            --
Investment in Front Porch Digital, Inc.                             --        644,101        (644,101)  c            --
Restricted cash                                              3,500,000         79,727              --         3,579,727
Other assets                                                        --             --              --                --
                                                               951,937        124,082        (940,015)  a,f     136,003
                                                            ----------   ------------    ------------       -----------

Total assets                                                $8,840,633   $ 10,820,336    $ 14,089,433       $33,750,402
                                                            ==========   ============    ============       ===========

                            Incentra Solutions, Inc.
           Pro Forma Condensed Consolidated Balance Sheet (Continued)
                                  June 30, 2004
                                   (unaudited)

                                                             FRONT PORCH    MANAGEDSTORAGE
                                                               DIGITAL,     INTERNATIONAL,     PRO FORMA
                                                                 INC.            INC.         ADJUSTMENTS               PRO FORMA
                                                             -----------    --------------   -------------            -------------
Liabilities and stockholders' equity (deficit)
Current liabilities:
  Current portion of notes payable, capital leases
    and other long term obligations                          $    737,437    $  1,040,861     $   (333,323)     f     $  1,444,975
  Accounts payable                                              1,083,891         987,968          (96,089)     a        1,975,770
  Accrued expenses                                              1,676,746       1,073,814          179,833     b,c       2,930,393
  Current portion of deferred revenue                                  --              --               --                      --
                                                                  946,432         546,794          (74,923)     a        1,418,303
                                                             ------------    ------------     ------------            ------------
  Current portion of deferred revenue                                  --              --               --                      --
Total current liabilities                                       4,444,506       3,649,437         (324,502)              7,769,441

Notes payable, capital leases and other long term
  obligations, net of current portion                           3,269,712          76,280         (606,492)     f        2,739,500
Deferred revenue - net of current portion                              --         232,175               --                 232,175
Series C convertible preferred stock, nonvoting,
  $0.01 par value, 24,500 shares authorized,
  22,104 shares issued and outstanding                                 --      20,662,052      (20,662,052)     e               --
                                                             ------------    ------------     ------------            ------------

Total liabilities                                               7,714,218      24,619,944      (21,593,046)             10,741,116
                                                             ------------    ------------     ------------            ------------

Commitments and contingencies
Series A redeemable preferred stock,  $.01 par value,
  50,000 shares authorized, issued and outstanding                     --       5,000,000       (5,000,000)     e               --
Series B convertible preferred stock, $.01 par value,
  650,000 shares authorized, issued and outstanding                    --       8,900,211       (8,900,211)     e               --
Series A convertible preferred stock, nonvoting,
  $.001 par value, 2,500,000 shares authorized,
  2,466,971 shares issued and outstanding                              --              --       20,662,052      e       20,662,052
Stockholders' equity (deficit):
Preferred stock, convertible, nonvoting, $.001 par value,
  2,500,000  shares authorized, none issued or outstanding                                                                      --
Common stock, $.001 par value 150,000,000 shares
  authorized, 94,130,599 shares issued, 92,696,960
  shares outstanding, 1,433,639 shares in treasury                 58,694              --           34,003      g           92,697
Common stock - Managed Storage International                           --           6,293           (6,293)     g               --
Additional paid-in capital                                             --      84,796,613       29,960,649    c,e,g    114,757,262
Additional paid-in capital-Front Porch Digital, Inc.           29,241,937              --      (29,241,937)     g               --

Deferred compensation                                                            (262,271)                                (262,271)

Warrants                                                                          181,223                                  181,223
Accumulated other comprehensive income
                                                                   78,254              --          (78,254)     g               --
Accumulated deficit - Front Porch Digital, Inc.
                                                              (28,252,470)             --       28,252,470      g               --
Accumulated deficit                                                    --    (112,421,677)              --            (112,421,677)
                                                             ------------    ------------     ------------            ------------
Total stockholders' equity (deficit)                            1,126,415     (27,699,819)      28,920,638               2,347,234
                                                             ------------    ------------     ------------            ------------

Total liabilities and stockholders' equity (deficit)         $  8,840,633    $ 10,820,336     $ 14,089,433            $ 33,750,402
                                                             ============    ============     ============            ============

The following adjustments made to prepare the pro forma condensed consolidated balance sheet as of June 30, 2004 assume that the transaction whereby ManagedStorage International, Inc. (MSI) became a wholly-owned subsidiary of Front Porch Digital, Inc. (FPDI) (now known as Incentra Solutions, Inc.), in a transaction accounted for under the purchase method of accounting as a reverse acquisition with MSI being the accounting acquirer, occurred on June 30, 2004.

Adjustment                Explanation
----------                -----------

   a To eliminate receivables of $170,812 from FPDI to MSI for services performed prior to the acquisition, $74,923 of related deferred revenue on the books of MSI, and the related payables on the books of FPDI totaling $95,889.

   b To eliminate interest receivable of $19,167 on the books of MSI resulting from a $250,000 note receivable from FPDI, and the related payable.

The following entries reflect the allocation of the estimated fair value of the assets acquired and the liabilities assumed. Because MSI shareholders control the combined entity after the combination transaction, the transaction is accounted for as a reverse acquisition such that MSI is considered to have acquired FPDI. Accordingly, the estimated fair value of FPDI was determined by reference to its publicly traded market value for a period of three days prior to the transaction date, the transaction date (August 18, 2004) and three days after the transaction date. The estimated fair value of FPDI, net of the common stock of FPDI already owned by MSI prior to the acquisition, was approximately $15.7 million. In addition, the estimated fair value of FPDI's outstanding warrants and options for common stock was estimated to be approximately $1.7 million. Direct costs incurred by MSI for the acquisition are estimated to be approximately $0.2 million. MSI has preliminarily concluded that the fair values of the acquired FPDI accounts payable, accrued expenses, deferred revenue, cash, restricted cash, accounts receivable, other assets, and property and equipment approximate their historical carrying amounts. MSI has also identified two amortizable intangible assets--developed technology with an estimated fair value of $6.6 million and customer relationships of $10.5 million. As noted above, such amounts are subject to final determination. Accordingly, based on the above estimates of fair value, the Company recorded the following entries to adjust the June 30, 2004 pro forma balance sheet of FPDI to its estimated fair value:

   c To record the fair values of the intangible assets acquired of $10.5 million for customer relationships and $6.6 million for developed technology; to record an accrual for estimated costs of the acquisition of $199,000; to eliminate the carrying amount of MSI's investment ($644,101) in FPDI, as it is already considered in the fair value determinations discussed above; to increase FPDI additional paid in capital to reflect the fair value increase resulting from the transaction.

   e To record the exchange of MSI Series C preferred stock for FPDI Series A preferred stock (the Company believes that the estimated fair value of the Series A approximates the carrying amount of the Series C); to record the conversion of the MSI Series A and B into common stock.

   f To eliminate the deferred financing costs ($939,815) on FPDI's books, and to record the related reduction of the carrying amount of the related debt on FPDI's books to record such debt at its estimated fair value.

   g          To eliminate  FPDI equity  accounts and  accumulated  deficit;  to
              eliminate  FPDI's  accumulated  other  comprehensive   income;  to
              conform MSI's equity accounts to FPDI's capital structure.

                            Incentra Solutions, Inc.
            Pro Forma Condensed Consolidated Statements of Operations
                         Six months ended June 30, 2004
                                   (unaudited)

                                                               FRONT PORCH   MANAGEDSTORAGE
                                                                 DIGITAL,    INTERNATIONAL,    PRO FORMA
                                                                   INC.           INC.        ADJUSTMENTS          PRO FORMA
                                                               -----------   --------------  -------------       -------------
Revenue:
  Products                                                     $  3,047,611    $     2,000    $        --        $  3,049,611
  Services                                                          501,743      4,259,827         (6,373)   a      4,755,197
                                                               ------------    -----------    -----------        ------------
Total revenues                                                    3,549,354      4,261,827         (6,373)          7,804,808
                                                               ------------    -----------    -----------        ------------

Cost of revenue:
  Products                                                          494,672             --             --             494,672
  Services                                                          462,754      2,549,699             --           3,012,453
                                                               ------------    -----------    -----------        ------------
Total cost of revenue                                               957,426      2,549,699             --           3,507,125
                                                               ------------    -----------    -----------        ------------
Gross profit                                                      2,591,928      1,712,128         (6,373)          4,297,683
                                                               ------------    -----------    -----------        ------------

Operating expenses:
Selling, general and administrative                               2,674,985      4,101,731        (55,621)   a      6,721,095
Amortization                                                        144,572        474,952      1,041,514    d      1,661,038
Depreciation                                                         34,841         82,079             --             116,920
Impairment of goodwill related to equity method investee                 --        198,280       (198,280)   e             --
                                                               ------------    -----------    -----------        ------------
Total operating expenses                                          2,854,398      4,857,042        787,613           8,499,053

Loss from operations                                               (262,470)    (3,144,914)      (793,986)         (4,201,370)

Other income (expense):
  Interest income                                                     7,564          5,818             --              13,382
  Interest expense                                                 (618,892)    (1,391,219)     1,335,649    f       (674,462)
  Other income (expense)                                             20,873         11,474         32,347                  --
  Other investment income                                            77,647        (49,248)            --    a         28,399
  Transaction (loss) gain                                           (12,191)            --             --             (12,191)
                                                               ------------    -----------    -----------        ------------
                                                                   (602,646)    (1,296,280)     1,286,401            (612,525)
                                                               ------------    -----------    -----------        ------------
Net loss                                                           (865,116)    (4,441,194)       492,415          (4,813,895)
                                                               ------------    -----------    -----------        ------------
Deemed dividends on redeemable preferred stock                           --       (297,534)       297,534    f             --
Accretion of redeemable preferred stock to redemption amount              0        (15,666)    (1,324,446)   f     (1,340,112)
                                                               ------------    -----------    -----------        ------------
Net loss applicable to common stockholders                     $   (865,116)   $(4,754,394)   $  (534,497)       $ (6,154,007)
                                                               ============    ===========    ===========        ============


Weighted average shares outstanding - basic and diluted          48,641,473     62,847,216                         96,096,408
                                                               ============    ===========                       ============

Loss per share - basic and diluted:
Net loss per share applicable to common stockholders           $      (0.02)   $     (0.08)                      $      (0.06)
                                                               ============    ===========                       ============

                            Incentra Solutions, Inc.
            Pro Forma Condensed Consolidated Statements of Operations
                          Year ended December 31, 2003
                                   (unaudited)

                                                           FRONT PORCH    MANAGEDSTORAGE
                                                             DIGITAL,     INTERNATIONAL,     PRO FORMA
                                                               INC.            INC.         ADJUSTMENTS          PRO FORMA
                                                           -----------    --------------   -------------       -------------
Revenue:
  Products                                                 $  2,084,532    $     11,273    $     (4,543)   a   $  2,091,262
                                                           ------------    ------------    ------------        ------------
  Services                                                      837,223       9,799,468              --          10,636,691
                                                           ------------    ------------    ------------        ------------
Total revenue                                                 2,921,755       9,810,741          (4,543)         12,727,953
Cost of revenue:
  Products                                                      387,016              --              --             387,016
  Services                                                      616,669       6,951,781              --           7,568,450
                                                           ------------    ------------    ------------        ------------
Total cost of revenue                                         1,003,685       6,951,781              --           7,955,466
                                                           ------------    ------------    ------------        ------------
Gross profit                                                  1,918,070       2,858,960          (4,543)          4,772,487
                                                           ------------    ------------    ------------        ------------

Operating expenses:
Selling, general and administrative                           4,153,469       9,362,347         (25,550)   a     13,490,266
Amortization                                                    290,835         928,851       2,081,337    d      3,301,023
Depreciation                                                    293,572         361,841              --             655,413
Impairment of goodwill related to equity method investee             --         692,098        (692,098)   e             --
                                                           ------------    ------------    ------------        ------------
Total operating expenses                                      4,737,875      11,345,137       1,363,689          17,446,701
                                                           ------------    ------------    ------------        ------------
  Loss from operations                                       (2,819,805)     (8,486,177)     (1,368,232)        (12,674,214)
                                                           ------------    ------------    ------------        ------------
  Other income (expense):
  Interest income                                                10,466          39,167              --              49,633
  Interest expense                                             (782,689)     (2,225,443)      1,262,509    f     (1,745,623)
  Other income (expense)                                          6,799         247,912         (45,940)   a        208,771
  Share of losses of Front Porch Digital, Inc.                       --        (636,185)        636,185    e              -
  Other investment income                                                        48,529                              48,529
  Gain from early extinguishment of debt                                         20,826                              20,826
  Transaction (loss) gain                                       (89,849)             --              --             (89,849)
                                                           ------------    ------------    ------------        ------------
                                                               (855,273)     (2,505,194)      1,852,754          (1,507,713)
                                                           ------------    ------------    ------------        ------------
Loss from continuing operations                              (3,675,078)    (10,991,371)        484,522         (14,181,927)
                                                           ------------    ------------    ------------        ------------
Loss from operations of discontinued operations              (3,262,644)              0    $          0        ($ 3,262,644)

Gain on sale of discontinued operations                    $   (448,529)   $         --    $         --        $   (448,529)
Loss from discontinued operations                          $ (3,711,173)   $         --    $         --        $ (3,711,173)
                                                           ------------    ------------    ------------        ------------
Net loss                                                   $ (7,386,251)   $(10,991,371)   $    484,522        $(17,893,100)
                                                           ------------    ------------    ------------        ------------
Deemed dividends on redeemable preferred stock                       --      (1,647,669)      1,647,669     f            --
Accretion of redeemable preferred stock to
  to redemption amount                                               --         (96,236)     (2,521,324)    f    (2,617,560)
                                                           ------------    ------------    ------------        ------------
Net loss applicable to common stockholders                 $ (7,386,251)   $(12,735,276)   $   (389,133)       $(20,510,660)
                                                           ============    ============    ============        ============
Weighted average shares outstanding - basic and diluted      38,773,487      61,062,235                          86,228,422
Loss per share - basic and diluted:
Loss from continuing operations                                  ($0.09)                                             ($0.16)
Loss from dividends and accretion                                 $0.00                                              ($0.04)
Net loss per share applicable to common shareholders             ($0.19)         ($0.21)                             ($0.24)

The following adjustments made to prepare the proforma condensed consolidated statements of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 assume that the transaction whereby ManagedStorage International, Inc. (MSI) became a wholly-owned subsidiary of Front Porch Digital, Inc. (FPDI) (now known as Incentra Solutions, Inc.), in a transaction accounted for under the purchase method of accounting as a reverse acquisition with MSI being the accounting acquiror, occurred on January 1, 2003.

   a To eliminate transactions between FPDI and MSI which occurred prior to the acquisitions date.

   d To record additional amortization for the acquired intangible assets using estimated lives of five years for the developed technology and ten years for acquired customer relationships, using the straight line method.

   e To eliminate impairment and share of loss recorded related to MSI's equity method investment of FPDI for periods subsequent to the assumed acquisition.

   f To eliminate interest expense recorded on MSI's Series C preferred stock, as such stock was considered to be a liability under SFAS
              150. It was replaced with FPDI Series A, which is not a liability, and therefore the accretion, of approximately the same amount, is reflected as additional accretion of preferred stock to redemption value. Also, to eliminate the deemed dividends on the MSI Series A and B, as those were converted to common stock on the assumed acquisition date.

Item 9.01(c)   Exhibits

   Number           Documents
   ------           --------
    23.1            Consent of KPMG LLP
    23.2            Consent of Ernst & Young LLP

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                INCENTRA SOLUTIONS, INC.



Date:  January 6, 2005                          By:/s/Thomas P. Sweeney III
                                                   -----------------------------
                                                   Thomas P. Sweeney III
                                                   Chief Executive Officer